                                                                    EXHIBIT 4.1




                                 FIBERCHEM, INC.







                                 TRUST INDENTURE





                                  July 28, 2000




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                                TABLE OF CONTENTS
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                      ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
         SECTION 1.01      DEFINITIONS............................................................................1
         SECTION 1.02      LEGAL HOLIDAYS.........................................................................9
         SECTION 1.03      RULES OF CONSTRUCTION.................................................................10
         SECTION 1.04      COMPLIANCE CERTIFICATES AND OPINIONS..................................................10
         SECTION 1.05      FORM OF DOCUMENTS DELIVERED TO TRUSTEE................................................11
         SECTION 1.06      ACTS OF DEBENTUREHOLDERS..............................................................11
         SECTION 1.07      NOTICES, ETC., TO TRUSTEE AND COMPANY.................................................11
         SECTION 1.08      NOTICE TO DEBENTUREHOLDERS; WAIVER....................................................12
         SECTION 1.09      EFFECT OF HEADINGS AND TABLE OF CONTENTS..............................................12
         SECTION 1.10      SUCCESSORS AND ASSIGNS................................................................12
         SECTION 1.11      SEPARABILITY CLAUSE...................................................................12
         SECTION 1.12      BENEFITS OF INDENTURE.................................................................12
         SECTION 1.13      GOVERNING LAW.........................................................................13

                        ARTICLE II FORMS OF THE DEBENTURES

         SECTION 2.01      FORMS GENERALLY.......................................................................13
         SECTION 2.02      RESTRICTIVE LEGENDS...................................................................14

                                                ARTICLE III THE DEBENTURES

         SECTION 3.01      TERMS.................................................................................15
         SECTION 3.02      AUTHORIZED DENOMINATION...............................................................16
         SECTION 3.03      EXECUTION, AUTHENTICATION, DELIVERY AND DATING........................................16
         SECTION 3.04      TEMPORARY DEBENTURES..................................................................17
         SECTION 3.05      EXCHANGE..............................................................................17
         SECTION 3.06      BOOK-ENTRY PROVISIONS FOR THE GLOBAL DEBENTURE........................................17
         SECTION 3.07      SPECIAL TRANSFER PROVISIONS...........................................................18
         SECTION 3.08      MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES......................................19
         SECTION 3.09      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED........................................19
         SECTION 3.10      PERSONS DEEMED OWNERS.................................................................20
         SECTION 3.11      CANCELLATION..........................................................................20
         SECTION 3.12      COMPUTATION OF INTEREST...............................................................20
         SECTION 3.13      ISIN, CUSIP OR OTHER IDENTIFYING NUMBERS..............................................20
         SECTION 3.14      PRESCRIPTION..........................................................................20

                      ARTICLE IV SATISFACTION AND DISCHARGE

         SECTION 4.01      SATISFACTION AND DISCHARGE OF INDENTURE...............................................21
         SECTION 4.02      APPLICATION OF TRUST MONEY............................................................21

                            ARTICLE V EVENTS OF DEFAULT AND REMEDIES

         SECTION 5.01      EVENTS OF DEFAULT.....................................................................22
         SECTION 5.02      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT....................................23
         SECTION 5.03      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.......................24
         SECTION 5.04      TRUSTEE MAY FILE PROOFS OF CLAIM......................................................24
         SECTION 5.05      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES...........................25
         SECTION 5.06      APPLICATION OF MONEY COLLECTED........................................................25
         SECTION 5.07      LIMITATION ON SUITS...................................................................25
         SECTION 5.08      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST......................26
         SECTION 5.09      RESTORATION OF RIGHTS AND REMEDIES....................................................26


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         SECTION 5.10      RIGHTS AND REMEDIES CUMULATIVE........................................................26
         SECTION 5.11      DELAY OR OMISSION NOT WAIVER..........................................................27
         SECTION 5.12      CONTROL BY DEBENTUREHOLDERS...........................................................27
         SECTION 5.13      WAIVER OF PAST DEFAULTS...............................................................27
         SECTION 5.14      WAIVER OF STAY OR EXTENSION LAWS......................................................27
         SECTION 5.15      UNDERTAKING FOR COSTS.................................................................27

                                                 ARTICLE VI THE TRUSTEE

         SECTION 6.01      NOTICE OF DEFAULTS....................................................................28
         SECTION 6.02      CERTAIN RIGHTS OF TRUSTEE.............................................................28
         SECTION 6.03      TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES........................29
         SECTION 6.04      WHO MAY HOLD DEBENTURES...............................................................29
         SECTION 6.05      MONEY HELD IN TRUST...................................................................29
         SECTION 6.06      COMPENSATION AND REIMBURSEMENT........................................................30
         SECTION 6.07      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY...............................................30
         SECTION 6.08      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.....................................30
         SECTION 6.09      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR................................................31
         SECTION 6.10      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS...........................32
         SECTION 6.11      CERTAIN DUTIES AND RESPONSIBILITIES...................................................32
         SECTION 6.12      MEETINGS OF DEBENTUREHOLDERS..........................................................33
         SECTION 6.13      AUTHENTICATING AGENTS.................................................................34

                                ARTICLE VII DEBENTUREHOLDERS' LISTS AND REPORTS BY COMPANY

         SECTION 7.01      DISCLOSURE OF NAMES AND ADDRESSES OF DEBENTUREHOLDERS.................................35
         SECTION 7.02      REPORTS BY COMPANY....................................................................35

                             ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

         SECTION 8.01      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS..................................35
         SECTION 8.02      SUCCESSOR SUBSTITUTED.................................................................36

                                           ARTICLE IX SUPPLEMENTAL INDENTURES

         SECTION 9.01      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF DEBENTUREHOLDERS...........................36
         SECTION 9.02      SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS..............................37
         SECTION 9.03      EXECUTION OF SUPPLEMENTAL INDENTURES..................................................37
         SECTION 9.04      EFFECT OF SUPPLEMENTAL INDENTURES.....................................................37
         SECTION 9.05      REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES....................................38
         SECTION 9.06      NOTICE OF SUPPLEMENTAL INDENTURES.....................................................38

                                                 ARTICLE X COVENANTS

         SECTION 10.01     PAYMENT OF PRINCIPAL AND INTEREST.....................................................38
         SECTION 10.02     MAINTENANCE OF OFFICE OR AGENCY.......................................................38
         SECTION 10.03     MONEY FOR PAYMENTS TO BE HELD IN TRUST................................................38
         SECTION 10.04     CORPORATE EXISTENCE...................................................................39
         SECTION 10.05     PAYMENT OF TAXES AND OTHER CLAIMS.....................................................39
         SECTION 10.06     MAINTENANCE OF PROPERTIES.............................................................40
         SECTION 10.07     INSURANCE.............................................................................40
         SECTION 10.08     STATEMENT BY OFFICERS AS TO DEFAULT...................................................40
         SECTION 10.09     PROVISION OF FINANCIAL STATEMENTS.....................................................41
         SECTION 10.10     LIMITATION ON OTHER INDEBTEDNESS......................................................41


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         SECTION 10.11     LIMITATION ON LIENS...................................................................41
         SECTION 10.12     CHARTER AMENDMENTS....................................................................41
         SECTION 10.13     UNITED STATES WITHHOLDING AND REPORTING REQUIREMENTS..................................41
         SECTION 10.14     MAINTENANCE OF LISTINGS FOR DEBENTURES AND SHARES.....................................42
         SECTION 10.16     WAIVER OF CERTAIN COVENANTS...........................................................42

                                        ARTICLE XI REDEMPTION OF DEBENTURES

         SECTION 11.01     RIGHT OF REDEMPTION...................................................................42
         SECTION 11.02     APPLICABILITY OF ARTICLE..............................................................42
         SECTION 11.03     ELECTION TO REDEEM; NOTICE TO TRUSTEE.................................................42
         SECTION 11.04     NOTICE OF REDEMPTION..................................................................43
         SECTION 11.05     DEPOSIT OF REDEMPTION PRICE...........................................................43
         SECTION 11.06     DEBENTURES PAYABLE ON REDEMPTION DATE.................................................43
         SECTION 11.07     SURRENDER OF DEBENTURES...............................................................44

                                             ARTICLE XII CONVERSION

         SECTION 12.01     CONVERSION RIGHT AND CONVERSION PRICE.................................................44
         SECTION 12.02     EXERCISE OF CONVERSION RIGHT..........................................................44
         SECTION 12.03     CALCULATION OF SHARES ISSUED ON CONVERSION AND FRACTIONS OF SHARES....................45
         SECTION 12.04     ADJUSTMENT OF MAXIMUM CONVERSION PRICE................................................45
         SECTION 12.05     NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.............................................49
         SECTION 12.06     NOTICE OF CERTAIN CORPORATE ACTION....................................................49
         SECTION 12.07     COMPANY TO RESERVE COMMON STOCK.......................................................50
         SECTION 12.08     TAXES ON CONVERSIONS..................................................................50
         SECTION 12.09     CANCELLATION OF CONVERTED DEBENTURES..................................................50
         SECTION 12.10     PROVISIONS IN CASE OF RECLASSIFICATION CONSOLIDATION, MERGER OR SALE OF
                           ASSETS................................................................................50
         SECTION 12.11     MANDATORY CONVERSION..................................................................51
         SECTION 12.12     RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS...................................51

                                  ARTICLE XIII DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 13.01     COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE..........................52
         SECTION 13.02     LEGAL DEFEASANCE AND DISCHARGE........................................................52
         SECTION 13.03     COVENANT DEFEASANCE...................................................................52
         SECTION 13.04     CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.................................53
         SECTION 13.05     DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST;
                           OTHER MISCELLANEOUS PROVISIONS........................................................53
         SECTION 13.06     REINSTATEMENT.........................................................................54

                                        ARTICLE XIV SENIORITY OF DEBENTURES

         SECTION 14.01     SENIORITY OF THE DEBENTURES...........................................................54

                     ARTICLE XV IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

         SECTION 15.01     LIABILITY SOLELY CORPORATE............................................................54

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                                    EXHIBITS
                                    --------


EXHIBIT A         Form of Definitive Bearer Debentures, Coupons, and Trustee's Certificate of Authentication

EXHIBIT B         Form of Global Debenture

EXHIBIT C         Form of Certificate from the Company's Chief Financial Officer Transmitting
                   Annual Financial Statements

EXHIBIT D         Form of Notice from Debentureholder of Exercise of Conversion Rights

EXHIBIT E         Designated Indebtedness

EXHIBIT F         Permitted Subsidiary Indebtedness


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

         TRUST INDENTURE dated as of July 28, 2000 ("Indenture"), between
FiberChem, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Company"), and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee
("Trustee").

         WHEREAS:

         The Company has duly authorized the creation of an issue of up to U.S.
$5,000,000 of 12% Senior Convertible Debentures Due 2002, and the Coupons, if any, thereto appertaining (collectively, the "Debentures").

         To provide for the Debentures, the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary have been done to make the Debentures, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

         The Trustee has agreed to act as trustee under this Indenture on the terms and conditions set forth herein.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01 DEFINITIONS.

         "Act" when used with respect to any Debentureholder, has the meaning specified in Section 1.06.

         "Adjusted Market Price" shall equal 92% of the average of the Market
Price of the Common Stock for the 20 consecutive Stock Exchange Business Days ending two Stock Exchange Business Days prior to the Conversion Date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agency Agreement" has the meaning set out in Section 10.02.

         "Agent" means RP&C International Inc. and RP&C International Limited.


                                      -7-

         "Agent Members" has the meaning specified in Section 3.06.

         "Alternative Stock Exchange" means other than OTC, any national or regional stock exchange or quotation service such as NASDAQ National Market System or any similar quotation service maintained by the National Quotation Bureau or any successor thereto agreed between the Company and the Agent.

         "Authenticating Agent" means the Person authorized pursuant to Section
6.13 to act on behalf of the Trustee to authenticate the Debentures until a successor Authenticating Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Authenticating Agent" shall mean such successor Authenticating Agent. Pursuant to the terms hereof, The Bank of New York will initially act as the Authenticating Agent for the Debentures.

         "Authorized Denomination" means the denominations authorized in Section 3.02.

         "Authorized Newspapers" means the LUXEMBOURG WORT of Luxembourg and THE FINANCIAL TIMES (EUROPEAN EDITION) of London, England. If either such newspaper shall cease to be published, the Company or the Trustee shall substitute for it another newspaper in Europe, customarily published at least once a day for at least five (5) days in each calendar week, of general circulation. If, because of temporary suspension of publication or general circulation of either such newspaper or for any other reason, it is impossible or, in the opinion of the Company or the Trustee, impracticable to make any publication of any Notice required by this Indenture in the manner herein provided, such publication or other Notice in lieu thereof which is made by the Company or the Trustee in the exercise of its reasonable discretion shall constitute a sufficient publication of such Notice.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision hereof refers to an action to be taken pursuant to a Board Resolution (including establishment of the Debentures and the forms and terms thereof), such action may be taken by any committee, officer or employee of the Company authorised to take such action (generally or in any particular respect) by a Board Resolution.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in Luxembourg, New York, New York, and London, England are not authorized or obliged by law, regulation or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued on or after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease Obligation" means the amount of the liability under any capital lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet of the relevant Person.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as amended or restated from time to time hereafter.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Commencement Date" has the meaning set out in Section 12.04.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted or, if at any time after the execution of this Indenture such Commission is not existing, then the body performing similar duties at such time.

         "Common Depository"means the common depository appointed by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, and Clearstream, which shall initially be The Bank of New York, including the nominees and successors of any Common Depository.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participation and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

         "Common Stock Equivalent" means equity or debt securities (other than Common Stock) of the Company which are convertible into or exercisable for shares of Common Stock (including, without limitation, shares, units of shares, preferred stock and other convertible securities) which the Board of Directors has deemed to have the same value or economic rights as shares of Common Stock.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, or a Vice President and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Conversion Agent" means any Person (including the Company acting as Conversion Agent) authorized by the Company to effect conversions of the Debentures on behalf of the Company. The Company has initially appointed The Bank of New York to act as the Principal Conversion Agent, and Banque Internationale A Luxembourg as a Conversion Agent for the Debentures.

         "Conversion Date" means the Business Day on which either (i) the Conversion Right is exercised by delivery to the Conversion Agent of completed Conversion Notice and, if applicable, the Debenture surrendered for conversion or (ii) the date of conversion as specified in the Company's notice of mandatory conversion delivered in accordance with Condition 6(E).

         "Conversion Notice" means the notice from a Debentureholder reflecting its intention to exercise its Conversion Right, the form of which notice for the Debentures is set forth in Exhibit D hereto.

         "Conversion Period" means any time up to the close of business on July 24, 2002 (but in no event thereafter), or, if the Debentures shall have been called for redemption pursuant to Article XI, on the date up to and including two (2) Business Days prior to the date fixed for redemption thereof.

         "Conversion Price" means, on the Issue Date the lesser of (i) the Maximum Conversion Price or (ii) the Adjusted Market Price, and such Conversion Price will be subject to adjustment in the manner provided in Conditions 6(C) and 6(F) of the Debenture.

         "Conversion Right" means the right of a Holder of any Debenture to convert such Debenture into Conversion Shares.

         "Conversion Shares" means the Shares into which the Debentures are convertible including the additional Shares a holder of Debentures is entitled pursuant to Condition 6(G) of the Debentures.

         "Corporate Trust Office" means the corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street 21st Floor West, New York, NY 10286, except that with respect to presentation of Debentures for payment upon redemption, for conversion or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be principally conducted.

         "Corporation" includes corporations, limited liability companies, limited and general partnerships, associations, joint-stock companies and business trusts.

         "Coupon" means bearer interest Coupons relating to the Definitive Bearer Debentures and any replacement Coupons issued pursuant to Section 3.08.

         "Couponholder" means a Person who is the bearer of any Coupon.

         "Covenant Defeasance" has the meaning set out in Section 13.03.

         "Current Event" has the meaning set out in Section12.04.

         "Debentureholder" means a Person who is the bearer of any Debenture.

         "Debentures" has the meaning stated in the recitals of this Indenture and more particularly means any Debentures authenticated and delivered under this Indenture.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Default Rate" means a rate of interest of 18% per annum.

         "Definitive Bearer Debentures" has the meaning set out in Section 2.01.

         "Designated Indebtedness " means (i) Indebtedness currently in existence and more fully described on Exhibit E attached hereto, (ii) Indebtedness for which the Company or any of its Subsidiaries are the sole obligors and obligees, (iii) Indebtedness secured by Permitted Liens and (iv) other indebtedness permitted pursuant to Exhibit E.

         "Distribution Compliance Period" means the one year period commencing after the Issue Date.

         "Effective Date" means the earlier of (a) the first Business Day following the date upon which the Commission declares to be effective a registration statement filed by the Company pursuant to the Securities Act relating to the Conversion Shares and (b) the first Business Day occurring after the expiration of the Distribution Compliance Period.

         "Euroclear" means the Euroclear System.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Time" has the meaning set out in Section 12.04.

         "Extraordinary Resolution" means a resolution passed at a meeting of the Debentureholders duly convened and held in accordance with Section 6.12 hereof.

         "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by the Company and its Subsidiaries in the preparation of its financial statements.

         "Global Debenture" has the meaning specified in Section 2.01.

         "Guaranty" means all obligations of any Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, or (ii) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to enable the recipient of such funds to maintain certain financial conditions (e.g. agreed amount of working capital) under loan or similar documents, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty in respect of any Indebtedness shall be deemed to be Indebtedness equal to the principal amount and accrued interest of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Holder" means a Person who is a bearer of a Debenture or Coupon, as the case may be.

         "Indebtedness" of any Person means and includes all present and future obligations of such Person, which shall include, without limitation, all obligations (i) which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, (ii) for borrowed money,
(iii) which have
been incurred in connection with the acquisition of Property (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) secured by any Lien existing on Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (v) created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (vi) which are Capitalized Lease Obligations, (vii) for all Guaranties, whether or not reflected in the balance sheet of such Person, (viii) that are rental obligations under leases for personal property or fixtures and (ix) which are all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such Person in respect of any acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) accounts payable incurred in the ordinary course of business, and (ii) Indebtedness represented by rental or lease obligations for personal property or fixtures not to exceed $1,500,000 in any period of 12 months for any Person and its Subsidiaries.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Debentures.

         "Issue Date" means July 28, 2000.

         "Legal Defeasance" has the meaning set out in Section 13.02.

         "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind whatsoever, including any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Indenture, the Company or its Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Luxembourg Paying Agent and Conversion Agent" means any Person authorised by the Company to act as the Luxembourg paying and conversion agent for the Debentures until a successor Luxembourg Paying and Conversion Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Luxembourg Paying and Conversion Agent" shall mean such successor Luxembourg Paying and Conversion Agent. Pursuant to the terms hereof, the Company has initially appointed Banque Internationale A Luxembourg as the Luxembourg Paying and Conversion Agent for the Debentures.

         "Mandatory Conversion" means conversion of the Debentures at the option of the Company pursuant to Section 12.11.

         "Mandatory Conversion Date" means the date specified in a notice published by the Company in accordance with Sections 1.07, 1.08 and 12.11, on which date the Debentureholders are required to surrender their Debentures for conversion.

         "Market Price" shall be the closing bid price on the OTC for the Shares on the relevant Stock Exchange Business Day; provided, however, if the Shares are traded on an Alternative Stock Exchange, then the "Market Price" shall be the closing bid price of the Common Stock on such Alternative Stock Exchange on any Stock Exchange Business Day and provided further, if the Shares are not quoted on the OTC or an Alternative Stock Exchange, then the Market Price for any particular day shall be calculated promptly at the Company's expense by a reputable investment bank selected upon the mutual agreement of the Company and the Agent.

         "Maturity," when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or the Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

         "Maximum Conversion Price" means U.S. $0.30 per Conversion Share.

         "Notice" has the meaning specified in Section 1.07.

         "Officers' Certificate" means a certificate signed by the Chairman, its Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Any one individual holding the requisite titles may sign and deliver an Officers' Certificate without cosignature of another individual with a requisite title.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

         "OTC" means the over-the-counter bulletin board as maintained by the National Association of Securities Dealers, Inc.

         "Other Event" has the meaning set out in Section 12.04.

         "Outstanding," when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except: (1) Debentures heretofore cancelled by a Paying and Conversion Agent or delivered to a Paying and Conversion Agent for cancellation; (2) Debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; PROVIDED that, if such Debentures are to be redeemed, Notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (3) Debentures, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article XIII; and (4) Debentures which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands the Debentures are valid obligations of the Company; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Debentures have taken any

Act or given or made any Extraordinary Resolution or other request, demand, authorization, direction, consent, Notice or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company (other than persons whose Affiliate relationship arises solely from the ownership of Conversion Shares) or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, Notice or waiver, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor.

         "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company. Pursuant to the terms hereof, the Company has initially appointed The Bank of New York as the Principal Paying Agent, and Banque International A Luxembourg as the Luxembourg Paying Agent.

         "Permitted Liens" means (a) Liens or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions, or social security programs,
(b) Liens imposed by mandatory provisions of law such as for materialmen's mechanics, warehousemen's and other Liens arising in the ordinary course of the business of the Company or its Subsidiaries, securing Indebtedness on which payment is not yet due, (c) Liens for taxes imposed upon the Company's or any of its Subsidiaries' income, profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves are maintained in accordance with GAAP, (d) Liens in connection with leases, real estate bids, or contracts (other than contracts involving the borrowing of money) or to secure (or in lieu of) surety, stay, appearance or customs bonds and Liens to secure the payment of taxes, assessments, customs, duties or other similar charges, (e) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property PROVIDED THAT such Liens do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structure or land use, (f) any Lien existing on any property of any person at the time it becomes a Subsidiary or of a successor to or merged with or into the Company so long as (i) that Lien does not encumber any other property of any Company or any Subsidiary and (ii) the aggregate amount of Indebtedness secured by that Lien never exceeds 100% of the fair market value of that property, (g) Liens on any personal property or fixtures acquired by the Company or any Subsidiary after the date of this Indenture and created contemporaneously with the date of that acquisition to secure Indebtedness incurred in connection with the purchase, rental or lease of such personal property or fixtures, and (h) any Lien described in clauses (f) and (g) above resulting from renewing, extending, or refunding outstanding Indebtedness so long as the principal amount of the Indebtedness so secured is not increased and that Lien is not extended to any other property.

         "Permitted Subsidiary Indebtedness " means as to a Subsidiary of the Company, Indebtedness currently in existence and more fully described on Exhibit F attached hereto.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.08 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued on or after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

         "Presentation Date" means the date on which a Debenture is presented by a Debentureholder for payment of principal or a Coupon is presented by the Couponholder for payment of interest, as the case may be, or if such date is not a Business Day, the next date which is a Business Day.

         "Principal Paying and Conversion Agent" means any Person authorized by the Company to act as the principal paying and conversion agent for the Debentures until a successor Principal Paying and Conversion Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Principal Paying and Conversion Agent" shall mean such successor Principal Paying and Conversion Agent. Pursuant to the terms hereof, the Company has initially appointed The Bank of New York as the Principal Paying and Conversion Agent for the Debentures.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Redemption Date," when used with respect to any Debenture to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Debenture and Coupons to be redeemed, means the price at which they are to be redeemed pursuant to the terms hereof, plus accrued interest as provided herein and in the Debenture, expressed in either a number of Conversion Shares into which such Debenture and Coupons shall be converted in the event the Debentures and Coupons are to be redeemed for Shares or, in the event of any other redemption, a cash amount.

         "Reference Date" has the meaning set out in Section 12.04.

         "Registration Rights Agreement" means that certain Registration Rights Agreement dated July 28, 2000 executed by the Company for the benefit of the Debentureholders.

         "Regulation S" means Regulation S under the Securities Act as in effect on the date hereof or as such Regulation may hereafter be amended and deemed applicable to the Debentures.

         "Relevant Date" means the date on which the payment first becomes due; PROVIDED, that if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it shall mean the date on which, the full amount of the money having been so received, Notice to that effect shall have been duly given to the Debentureholders by the Company in accordance with Section 1.08.

         "Replacement Agent" means The Bank of New York or any successor thereof.

         "Required Filing Dates" has the meaning specified in Section 10.09.

         "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Rule 144" means Rule 144, as amended, promulgated by the Commission pursuant to the Securities Act.

         "Secured Senior Indebtedness " means Indebtedness senior in right of payment to the Debentures, which Indebtedness is limited to Indebtedness incurred pursuant to that certain Accounts Receivable Purchase Agreement dated July 7, 2000, or any extension or renewal thereof, with Silicon Valley Financial Services, which Indebtedness may not at any time exceed $1,000,000.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time by the Commission pursuant thereto.

         "Shares" means the common stock, par value U.S.$0.0001, of the Company (and all other (if any) shares or stock resulting from any sub-division, consolidation or reclassification of such shares).

         "Stated Maturity," when used with respect to any Indebtedness or any instalment of principal thereof or interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such instalment of principal or interest is due and payable.

         "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which OTC is providing quotes or the Alternative Stock Exchange is open for business.

         "Subordinated Obligation" means any Indebtedness of the Company outstanding on such date which is contractually subordinate or junior in right of payment to the Debentures. Notwithstanding the immediately preceding sentence, any Indebtedness and shares of Preferred Stock issued by any Subsidiary shall, for purposes of this definition, be treated as Subordinated Obligations.

         "Subsidiary" of any Person means any Corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Company or one or more of its Subsidiaries.

         "Temporary Conversion Price" has the meaning specified in Section 12.04(j).

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unexercised Debenture" means any Debenture with respect to which Conversion Rights have not been exercised by the Debentureholder.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED THAT (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. Person" means any Person who is a "U.S. person" as defined in Regulation S.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         SECTION 1.02 LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Conversion Date, Redemption Date or Stated Maturity or Maturity of any Debenture or Coupon shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures or Coupons) payment of interest or principal or any other payment required to be made on such date need not be made on such date, but shall be made on the immediately following Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity.

         SECTION 1.03 RULES OF CONSTRUCTION.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) all the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (c) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

                  (e)      "or" is not exclusive;

                  (f) all references to $, U.S.$, dollars or United States dollars shall refer to the lawful currency of the United States of America;

                  (g) provisions apply to successive events and transactions;

                  (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

                  (i) all references to Terms or Conditions refer to the Terms and Conditions of the Debentures unless otherwise indicated.

         SECTION 1.04 COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.05 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.06      ACTS OF DEBENTUREHOLDERS.

                  (a) Any Extraordinary Resolution, request, demand, authorization, direction, declaration, Notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Debentureholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Debentureholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

                  (c) Any Extraordinary Resolution, request, demand, authorization, direction, Notice, consent, waiver or other Act of the Holders of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon conversion or redemption thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

         SECTION 1.07 NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, declaration, notice, consent, waiver, Extraordinary Resolution or Act of Debentureholders or other document provided or pertained by this Indenture (herein collectively called "Notice") to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Debentureholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its 101 Barclay Street 21st Floor West, New York, NY 10286; or

                  (b) the Company by the Trustee or by any Debentureholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Company addressed to it at the address of its principal office which shall initially be:
         1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

         Any Notice to be given hereunder by any party to another shall be in writing and in English (by letter, telex or fax) delivered in person or by courier service requiring acknowledgement of delivery, mailed by first class mail, postage prepaid, or sent by fax or telex to the addressee (including telecopier number, if applicable) set forth herein. Notices to the Trustee given by mail, fax, personal delivery or courier service shall be effective upon actual receipt. Notice given by telex shall be effective upon receipt by the sender of the addressee's answer-back at the end of transmission; PROVIDED, THAT any such Notice or other communication which would otherwise take effect after 4:00 p.m. on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding Business Day in the place of the addressee. A party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         SECTION 1.08 NOTICE TO DEBENTUREHOLDERS; WAIVER.

         Where this Indenture provides for Notice of any event to Debentureholders by the Company or the Trustee, such Notice shall be sufficiently given (unless otherwise herein expressly provided) if published in the Authorized Newspapers. Neither the Trustee nor the Company need give any Notice to the Couponholders and such Couponholders will be deemed to have notice of the contents of any Notice given to the Debentureholders in accordance with this Section.

         In case by reason of any cause it shall be impracticable to publish Notice of any event to the Debentureholders when such Notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such Notice as shall be satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.09 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.10 SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.11 SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, to the extent permitted by law, shall not in any way be affected or impaired thereby.

         SECTION 1.12 BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent and their respective successors hereunder, and the Debentureholders any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.13 GOVERNING LAW.

         THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


                                   ARTICLE II

                             FORMS OF THE DEBENTURES

         SECTION 2.01 FORMS GENERALLY.

         The Debentures and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, except as otherwise provided by or pursuant to one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by applicable law or rules or regulations thereunder or as may, consistently herewith, be determined by the officer or officers executing such Debentures, as evidenced by their execution of the Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof.

         The definitive Debentures shall be typed, printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner as determined by the officers of the Company executing such Debentures, as evidenced by their execution in accordance with Section 3.03 of such Debentures.

         The Debentures shall be known as the "12% Senior Convertible Debentures Due 2002" of the Company, and such Debentures and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. Each such Debenture shall be dated as of the Issue Date.

         The terms and provisions contained in the form of the Definitive Bearer Debentures annexed hereto as Exhibit A, and in the form of the Global Debenture annexed hereto as Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Debentures shall be issued in the form of a global bearer debenture substantially in the form set forth in Exhibit B (the "Global Debenture") deposited with the Common Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Debenture may from time to time be decreased by adjustments made on the records of the Common Depository or its nominee, as hereinafter provided.

         The Debentures offered and sold, other than as described in the preceding paragraphs, shall be issued in the form of permanent certificated Debentures in bearer form in substantially the form set forth in Exhibit A ("Definitive Bearer Debentures") and in an aggregate maximum principal amount equal to the outstanding aggregate principal amount of the Global Debenture immediately prior to issue.

         The Terms and Conditions contained in the form of the Debentures annexed hereto as Exhibits A and

B are expressly incorporated by reference herein. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent of any conflict between the Terms and Conditions of the Debentures and the provisions of this Indenture, the Terms and Conditions shall control the interpretation of the terms of the Debenture and this Indenture.

SECTION 2.02 RESTRICTIVE LEGENDS.

         The Global Debentures and each Definitive Bearer Debenture and Coupon thereto issued prior to the end of the Distribution Compliance Period shall bear the following legend on the face thereof:

         "NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS DEBENTURE (THE "SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS DEBENTURE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN
(1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         IF THE HOLDER OF THIS DEBENTURE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THIS DEBENTURE OR THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO

LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED."

In the event that Regulation S is amended during the period while any Debenture or Coupon remains outstanding and the Company determines that the foregoing restrictive legends are required to be amended as a result thereof or additional or different procedures are required in connection with the trading of such securities, the Company shall provide the Trustee with notice pursuant to
Section 1.07 and the Debentureholders pursuant to Section 1.08 of the Indenture setting forth the revised form of restrictive legends and other procedures that the Company believes are required and shall provide the Trustee with an Opinion of Counsel to the effect that such restrictive legends are required to be amended or that such procedures are required to be adopted and observed. The form of Definitive Bearer Debenture set forth at Exhibit A, the Global Debenture set forth at Exhibit B and any Debentures issued shall be deemed to be so amended effective at the date of such notice to the Trustee.

         Until such time as the two-year holding period provided by Rule 144(k) is satisfied as to Conversion Shares and for any Conversion Shares that may be issued to affiliates of the Company (as defined in Rule 144), any Conversion Shares issued by the Company shall bear the following legend on the face thereof:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE `SHARES') HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THE SHARES, (OR PREDECESSOR SECURITY HERETO), THE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THE SHARES, (OR PREDECESSOR SECURITY), THE SHARES MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH
         905) UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY

         STATE OF THE UNITED STATES.

         IF THE HOLDER OF THE SHARES WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

                                   ARTICLE III

                                 THE DEBENTURES

         SECTION 3.01 TERMS.

         The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $1,350,000 except for Debentures authenticated and delivered in exchange for, or in lieu of, other Debentures pursuant to the express terms of this Indenture. The Debentures shall mature on the Maturity Date and they shall have the rights and shall bear interest at the rate per annum specified therein from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears, and thereafter as provided in the Debentures and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         The principal of and interest on the Debentures shall be payable at the office or agency of the Company maintained for such purpose in The City of London, or at such other office or agency of the Company as may be maintained for such purpose.

         The Debentures shall be redeemable as provided in Article XI.

         The Debentures shall be convertible as provided in Article XII.

         The Debentures shall be senior in right of payment to Subordinated Obligations and junior in right of payment to the Secured Senior Indebtedness and Permitted Subsidiary Indebtedness as provided in Article XIV.


         SECTION 3.02 AUTHORIZED DENOMINATION.

         The Debentures shall be issuable only in bearer form and, in the case of Definitive Bearer Debentures, serially numbered, with Coupons attached thereto on issue, and shall be issuable only in denominations of U.S.$1,000, $5,000 or $10,000.

         SECTION 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Debentures shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President or a Vice President under a facsimile of its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Debentures may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Debentures.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee or the Authenticating Agent in accordance with such Company Order shall authenticate and deliver such Debentures. Such Company Order shall specify the amount of Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated. The aggregate principal amount of Debentures outstanding at any time may not exceed $5,000,000 except for Debentures authenticated and delivered in exchange for, or in lieu of, other Debentures pursuant to Section 3.04, 3.05 or 3.08.

         Each Debenture shall be dated as of the Issue Date.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee or the Authenticating Agent by manual or facsimile signature of an authorized officer, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Debentures authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Debentures executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Debentures surrendered for such exchange and of like principal amount; and the Trustee or an Authenticating Agent, upon Company Request of the successor Person, shall authenticate and deliver Debentures as specified in such request for the purpose of such exchange.

         SECTION 3.04 TEMPORARY DEBENTURES.

         Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee or an Authenticating Agent shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in the Authorized Denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause a definitive Global Debenture to be prepared without unreasonable delay, but in no event later than thirty (30) days after the Issue Date. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable, subject to Section 3.05, for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Debentureholder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of the Authorized Denomination. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         SECTION 3.05 EXCHANGE.

         Upon surrender for exchange of any Debenture at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series in the Authorized Denomination of a like aggregate principal amount.

         Furthermore, any Holder of a beneficial interest in the Global Debenture shall, by acceptance of a beneficial interest in such Global Debenture, agree that transfers of such beneficial interest may be effected only through a book-entry system maintained by the holder of such Global Debenture, or its agents, and that ownership of a beneficial interest in the Global Debenture shall be required to be reflected in a book entry.

         All Debentures issued upon any exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such exchange.

         Every Debenture presented or surrendered for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Trustee, duly executed by the Debentureholder thereof or such Debentureholder's attorney duly authorized in writing.

         No service charge shall be made for any exchange, conversion or redemption of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of Debentures, other than exchanges pursuant to Sections 3.03, 3.04, 3.05, 3.06, or 9.05.

         The Company shall not be required to register the transfer of or exchange of any Debenture during a period beginning five days before the date of Maturity and ending on such date of Maturity.

         SECTION 3.06 BOOK-ENTRY PROVISIONS FOR THE GLOBAL DEBENTURE.

                  (a) The Global Debenture initially shall be delivered to the Common Depository and shall bear the legends set forth in Section
         2.02. Members of, or participants in, Euroclear and Clearstream ("Agent Members") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Common Depository, or under the Global Debenture, and the Common Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Common Depository or shall impair, as between the Common Depository and the Agent Members, the operation of customary practices governing the exercise of the rights of a Debentureholder.

                  (b) Transfers of the Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Common Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Debenture may be transferred in accordance with the rules and procedures of the Common Depository and the provisions of this Section 3.06. Definitive Bearer Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Debenture only if (i) the Common Depository notifies the Company that it is unwilling or unable to continue as Common Depository for such Global Debenture and a successor depository is not appointed by the Company within 90 days of such notice, (ii) Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, or (iii) an Event of Default has occurred and is continuing and the Trustee has received a request from the Common Depository to convert the Global Debenture into Definitive Bearer Debentures.

                  (c) In connection with the transfer of the entire Global Debenture to beneficial owners pursuant to subsection (b) of this Section, the Global Debenture shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, to each beneficial owner identified by the Common Depository in exchange for its beneficial interest in the Global Debenture, an equal aggregate principal amount of Definitive Bearer Debentures of Authorized Denomination.

                  (d) Prior to end of the Distribution Compliance Period, any Definitive Bearer Debenture delivered in exchange for an interest in the Global Debenture pursuant to subsection (b) of this Section shall bear the applicable legend regarding transfer restrictions applicable to the Definitive Bearer Debenture set forth in Section 2.02.

                  (e) The Holder of the Global Debenture may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Debentureholder is entitled to take under this Indenture or the Debentures.

                  (f) Nothing contained herein shall be deemed to authorize any transfers (by book-entry or otherwise) of the Global Debenture otherwise than in accordance with Regulation S and the Securities Act. Unless otherwise required by applicable law, none of the Company or the Common Depository shall recognize, cause to be recognized or or give effect to any attempt to transfer (by book entry or otherwise) or convert any Debenture or any interest therein in violation of either Regulation S or the Securities Act.


         SECTION 3.07 SPECIAL TRANSFER PROVISIONS.

         The Debentureholders by acceptance of an interest in the Debentures hereby covenant and agree that neither the Debentures nor the Conversion Shares will be offered, sold, transferred, pledged, converted or otherwise disposed of in the United States or to, or for the account or benefit of, any U.S. Person unless the Debentures and/or the Conversion Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available.

         Each Holder of a Debenture agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Debenture in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members or beneficial owners of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


         SECTION 3.08 MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.

         If (i) any mutilated Debenture or Coupon is surrendered to the Trustee or the Replacement Agent, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture or Coupon, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of Notice to the Company or the Trustee that such Debenture or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its receipt of a Company Order, the Trustee or a Replacement Agent shall authenticate and deliver, in exchange for any such mutilated Debenture or Coupon or in lieu of any such destroyed, lost or stolen Debenture or Coupon, a new Debenture or Coupon of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture or Coupon, pay such Debenture or Coupon, as the case may be.

         Upon the issuance of any new Debenture or Coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Replacement Agent) connected therewith.

         Every new Debenture or Coupon issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture or Coupon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture or Coupon shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Debentures or Coupons duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures or Coupons.

         Any new Debenture issued under this Section 3.08 in lieu of any destroyed, lost or stolen Debenture shall be issued by the Replacement Agent with all matured Coupons as of such date of issuance cancelled or voided.

         SECTION 3.09 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the bearer against presentation and surrender (or in the case of part payment only, endorsement) of the relevant Coupons (if Definitive Bearer Debentures are in issue), outside of the United States at the corporate trust office or agency of any Paying Agent maintained for such purpose pursuant to Section 10.02.

         Each such payment will be made at the specified office of any Paying Agent, at the option of the Holder of such Coupon (if Definitive Bearer Debentures are in issue), by U.S. dollar check drawn on a bank in New York or by transfer to a U.S. dollar account maintained by the payee with a bank outside of the United States subject in all cases to any applicable fiscal or other laws and regulations.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         SECTION 3.10 PERSONS DEEMED OWNERS.

         Subject to the provision of Section 3.14 and except with respect to any unmatured Coupon, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person who is the bearer of any Debenture or Coupon as the owner of such Debenture or Coupon for the purpose of receiving payment of principal of and (subject to Sections 3.05 and 3.09) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.11 CANCELLATION.

         All Debentures surrendered for payment, conversion, redemption or exchange shall, if surrendered to any Paying or Conversion Agent other than the Trustee, shall be promptly delivered to the Trustee and shall be cancelled by the Trustee once payment, conversion, redemption or exchange has occurred. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold, and all Debentures so delivered shall be promptly cancelled by the Trustee in accordance with its customary procedures. If the Company shall so acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are surrendered to the Principal Paying and Conversion Agent for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Principal Paying and Conversion Agent shall be disposed of by the Principal Paying and Conversion Agent in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Debentures be returned to it.

         SECTION 3.12 COMPUTATION OF INTEREST.

         Interest on the Debentures shall be computed from the date of issuance on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

         SECTION 3.13 ISIN, CUSIP OR OTHER IDENTIFYING NUMBERS.

         The Company in issuing the Debentures may use "ISIN", "CUSIP" or other identifying numbers (if then generally in use), and the Trustee shall use ISIN CUSIP or other identifying numbers in notices of redemption, conversion or exchange, and any other notice provided for the benefit of the Debentureholders, as a convenience to Debentureholders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any Notice of redemption, conversion or exchange or other notice.

         SECTION 3.14 PRESCRIPTION.

         Debentures and Coupons will become void unless presented for payment within periods of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the Relevant Date in respect of the Debentures or the Coupons, as the case may be, subject to the provisions of Section 11.07.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         SECTION 4.01 SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of conversion or redemption of Debentures herein expressly provided for and the Company's obligations to the Trustee pursuant to
Section 6.06) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (a)      either:

                           (i) all Debentures theretofore authenticated and delivered (other than (1) Debentures which have been destroyed, lost, mutilated or stolen and which have been replaced or paid as provided in Section 3.08 and (2) Debentures for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee or a Paying or Conversion Agent for cancellation; or

                           (ii)     all such Debentures not theretofore
                  delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable at their Stated Maturity, within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of Notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption

                  Date, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

         SECTION 4.02 APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 5.01 EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIV or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and is continuing:

         (a) if the Company defaults in the payment of the principal of (or premium, if any, on) any Debenture as and when it shall become due and payable at its Maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of 5 days; or

         (b) if the Company defaults in the payment of any interest upon any Debenture, or any related Coupon, when such interest or Coupon becomes due and payable, and continuance of such default for a period of 5 days; or

         (c) if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Debentures or this Indenture and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company or by the Holders of at least 25% of the aggregate principal amount of Debentures Outstanding on the Trustee and the Company of notice requiring the same to be remedied; or

         (d) if (i) any other Indebtedness of the Company or any Subsidiary becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness of the Company or any Subsidiary is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company or any Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company or any Subsidiary for any Indebtedness of any Person or any Guaranty or indemnity of Indebtedness of any Person by the Company or any Subsidiary becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such Guaranty or indemnity as aforesaid shall be due and payable (following any applicable grace period), provided that in each such case the Indebtedness exceeds in the aggregate U.S. $250,000 and in each case such event continues unremedied for a period of thirty
(30) calendar days (or such longer period as the Trustee may in its sole discretion consent to in writing upon receipt of written Notice from the Company); or

         (e) if the Company or any Subsidiary shall generally fail to pay its debts as such debts become due (except debts which the Company or such Subsidiary, as the case may be, may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

         (f) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within ninety (90) calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written Notice from the Company); or

         (g) if the Company or any Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the laws of the Federal Bankruptcy Code or any similar applicable U.S. Federal, State or foreign law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

         (h) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company or any Subsidiary under the Federal Bankruptcy Code or any other similar applicable U.S. Federal State or foreign law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of ninety (90) calendar days; or

         (i) if a warranty, representation or other statement made by or on behalf of the Company contained in this Indenture, the Debentures or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made and (except where the Trustee shall have certified to the Company that it considers such falsity to be incapable of remedy; in which case no such Notice or continuation as is hereinafter mentioned will be required) such falsity continues for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of Notice requiring the same to be remedied; or

         (j) if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S. $250,000 outstanding against the Company or any Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

         SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Section 5.1(f) or 5.1(g)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may, and the Trustee upon the request of the Holders of not less than 25% in principal amount of the Outstanding Debentures shall, declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Debentureholders), and upon any such declaration such principal amount together with accrued interest (as provided herein) shall become immediately due and payable.

         If an Event of Default specified in Section 5.01(f) or 5.01(g) occurs and is continuing, then the principal amount of all the Debentures shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholder.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written Notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i)      all overdue interest on all Outstanding
                  Debentures,

                           (ii) all unpaid principal of any Outstanding Debentures which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate prescribed therefor in the Debentures,

                           (iii) to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate prescribed therefor in the Debentures and herein, and

                           (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  and

                  (b) all Events of Default, other than the non-payment of amounts of principal of or interest on Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if

                  (a) default is made in the payment of any instalment of interest on any Debenture, or any related Coupon, when such interest or Coupon becomes due and payable and such default continues for a period of five (5) days, or

                  (b) default is made in the payment of the principal of any Debenture at Maturity, upon redemption, by declaration or otherwise and such default continues for five (5) days,

                  then in either such case, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalment of interest, at the rate prescribed therefor in the Debentures and herein, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Debentureholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Debentureholders allowed in such judicial proceeding; and

         (b) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters; and

         (c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Debentureholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Debentureholder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

         SECTION 5.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
DEBENTURES.

         All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Debentureholders in respect of which such judgment has been recovered.

         SECTION 5.06 APPLICATION OF MONEY COLLECTED.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
         Section 6.06;

                  SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 5.07 LIMITATION ON SUITS.

         No Debentureholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Debentureholder has previously given written Notice to the Trustee of a continuing Event of Default, with a copy of such Notice to the Company;

                  (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Debentureholder or Debentureholders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such Notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given by Extraordinary Resolution to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Debentureholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholders, or to obtain or to seek to obtain priority or preference over any other Debentureholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Debentureholders.

         SECTION 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Debenture or of any Coupon, as the case may be, shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XIII) and in such Debenture, of the principal of and (subject to Section 3.09) interest on, such Debenture on the respective Stated Maturity expressed in such Debenture or Coupon (or, in the case of redemption, on the Redemption Date) or Coupon and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; PROVIDED, that all monies paid by the Company to the Paying Agent for the payment of principal or interest on any Debenture which remain unclaimed at the end of two (2) years after the Stated Maturity or Redemption Date of such Debenture will be repaid to the Company and the Holder of any Debenture or Coupon shall thereafter have only the rights of a creditor of the Company or such rights as may be otherwise provided by applicable law.

         SECTION 5.09 RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Debentureholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Debentureholder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Debentureholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Debentureholders shall continue as though no such proceeding had been instituted.

         SECTION 5.10 RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Debentureholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11 DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Debentureholders, as the case may be.

         SECTION 5.12 CONTROL BY DEBENTUREHOLDERS.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that in each case:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Debentureholders not joining in such direction.

         SECTION 5.13 WAIVER OF PAST DEFAULTS.

         Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default

                  (a) in respect of the payment of the principal of or interest on any Debenture, or

                  (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15 UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Debenture by such Debentureholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not be deemed to require any court to require an undertaking or to make such an assessment in any suit instituted by the Trustee or by the Company.

                                   ARTICLE VI

                                   THE TRUSTEE

         SECTION 6.01 NOTICE OF DEFAULTS.

         Within 90 days after the occurrence of any Default hereunder, the Trustee shall publish Notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of or interest on any Debenture, the Trustee shall be protected in withholding such Notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such Notice is in the interest of the Debentureholders.

         SECTION 6.02 CERTAIN RIGHTS OF TRUSTEE.

                  (a) The Trustee may request and conclusively rely and shall be protected in acting or refraining from acting upon any Extraordinary Resolution, Act, Notice or other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

                  (d) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture, unless such Debentureholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable fees of Trustee's counsel), and liabilities which might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Extraordinary Resolution, Act, Notice or other resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (h) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (i) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or wilful misconduct.

                  (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

                  (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to each agent, custodian and other Person employed to act hereunder.

                  (l) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorised to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 6.03 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

         The recitals contained herein and in the Debentures, except for the Trustee's certificates of authentication, and in the Coupons, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures or the Coupons or of the Conversion Shares, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debentures and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

         SECTION 6.04 WHO MAY HOLD DEBENTURES.

         The Trustee, the Agent, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Replacement Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and the Coupons and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Agent, Paying Agent, Conversion Agent, Authenticating Agent, Replacement Agent or such other agent.

         SECTION 6.05 MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 6.06 COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

                  (a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or wilful misconduct; and

                  (c) to indemnify the Trustee (and any predecessor Trustee and their agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         When the Trustee incurs expenses or renders service in connection with an Event of Default specified in Section 5.01 (f) or Section 5.01 (g), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Debentures.

         The provision of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee. Any Paying Agent or Authenticating Agent appointed hereunder shall be entitled to the benefits of
Section 6.06(c) as if the indemnity set forth therein were specifically afforded to such Paying Agent or Authenticating Agent.

         SECTION 6.07 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 6.08 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

                  (b) The Trustee may resign at any time by giving written Notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within thirty (30) days after the giving of such Notice of resignation, the resigning Trustee may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

                  (d)      If at any time:

                           (i)      the Trustee shall cease to be eligible under
                  Section 6.07 and shall fail to resign after written request therefor by the Company or by any Debentureholder who has been a bona fide Holder of a Debenture for at least six (6) months, or

                           (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

                           (iii) the Trustee shall fail or refuse to timely carry out and discharge its duties hereunder,

                  then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) any Debentureholder who has been a bona fide Holder of a Debenture for at least six (6) months may, on behalf of such Debentureholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Debentureholders and accepted appointment in the manner hereinafter provided, any Debentureholder who has been a bona fide Holder of a Debenture for at least six (6) months may, on behalf of such Debentureholder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Debentureholders in the manner provided for in Section 1.08. Each Notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.09 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, whether or not invested. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.10 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures; and in case at that time any of the Debentures shall not have been authenticated, any successor Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.11      CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a)      Except during the continuance of an Event of Default,

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

                  (b) In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence, or its own wilful misconduct, except that:

                           (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Debentureholders, given as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                           (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 6.12 MEETINGS OF DEBENTUREHOLDERS.

                  (a) The Trustee or the Debentureholders may convene a meeting at any time and from time to time to consider any matter affecting the interests of the Trustee or the Holders of the Debentures, including the modification of the Terms and Conditions or this Indenture and to make, give or take any request, demand, authorization, direction, Notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of the Debentures.

                  (b) The Trustee may at any time call a meeting of the Holders of the Debentures for any purpose specified in Section 6.12(a), to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in the City of London, England, as the Trustee shall determine. Notice of every meeting of the Holders of the Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 1.08, not less than 21 nor more than 45 days prior to the date fixed for the meeting.

                  (c) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holder of the Debentures for any purpose other than specified in Section 6.12(a), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the Notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of the Debentures in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in the City of London, England, for such meeting and may call such meeting for such purposes by giving Notice thereof as provided in
         Section 1.08.

                  (d) To be entitled to vote at any meeting of Holders of the Debentures, a Person shall be (i) a Holder of one or more Outstanding Debentures, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and the Company, and their respective counsel.

                  (e) Except as provided in Section 9.02, the quorum at any meeting for passing any Extraordinary Resolution will be one or more Persons present holding or representing 25% or more in principal amount of the Outstanding Debentures as of the date of the meeting, or at any adjourned such meeting one or more Persons present whatever the principal amount of the Debentures held or represented by such Person. An Extraordinary Resolution passed at any meeting of the Holders of the Debentures will be binding on all Holders of the Debentures, whether or not such Debentureholders are present at the meeting, and on the Holders of all Coupons.

                  (f) Any action required by this Indenture to be taken at any meeting pursuant to the provisions of this Section 6.12 may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of the appropriate percentage in principal amount of the Debentures then outstanding that would be necessary to authorise or take such action at a meeting. Notice of the action being taken shall be delivered to the Debentureholders in accordance with Section 1.08. Written consents shall be solicited in accordance with the procedures of Clearstream and Euroclear then in effect. Every written consent shall bear the date of signature of each Holder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within 60 days of the earliest date a consent is delivered, written consents signed by a sufficient number of Holders to take such action are received by the Company. The consent of the Holders of the Debentures is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Debentures becomes effective, the Company will provide the Holders of the Debentures with a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Debentures, or any defect therein, will not impair of affect the validity of the amendment.

         SECTION 6.13 AUTHENTICATING AGENTS.

         The Principal Paying and Conversion Agent may authenticate the Global Debenture, the Temporary Debentures and the Debentures, as the Trustee's Authenticating Agent. The Trustee may, with the written consent of the Company, appoint an additional Authenticating Agent acceptable to the Company with respect to the Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange or substitution pursuant to this Indenture.

         Debentures authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. The Debentures shall have endorsed thereon the certificate of authentication set forth in Exhibits A and B hereto. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof, the District of Columbia, Luxembourg, or England and Wales authorised under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.13.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; PROVIDED such corporation shall be otherwise eligible under this Section 6.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written Notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written Notice thereof to such Authenticating Agent and to the Company. Upon receiving such a Notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.13, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for this service under Section 6.13.

                                   ARTICLE VII

                 DEBENTUREHOLDERS' LISTS AND REPORTS BY COMPANY

         SECTION 7.01 DISCLOSURE OF NAMES AND ADDRESSES OF DEBENTUREHOLDERS.

         Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Debentureholders regardless of the source from which such information was derived.

         SECTION 7.02 REPORTS BY COMPANY.

         The Company shall:

                  (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then, on the 120th day following the initial issuance of the Debentures and annually thereafter, it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

                  (b) file with the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

                  (c) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

         SECTION 8.01 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company will not merge or consolidate with or sell, convey, transfer or lease or otherwise dispose of all or substantially all of its properties or assets substantially as an entirety to any Person, unless:

                  (a) either (i) the Company shall be the surviving Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (1) shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Colombia and
         (2) shall expressly assume, by a trust indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Debentures and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (c) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article IX and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 8.02      SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Debentures and may be dissolved and liquidated.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
DEBENTUREHOLDERS.

         Without the consent of any Debentureholders, the Company may, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Debentures; or

                  (b) to add to the covenants of the Company for the benefit of the Debentureholders or to surrender any right or power herein conferred upon the Company; or

                  (c)      to add any additional Events of Default; or

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09; or

                  (e) to cure any ambiguity or defect in or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED THAT such other provisions shall not adversely affect the interests of the Debentureholders in any material respect; or

                  (f)      to add a Guaranty or to secure the Debentures.

         SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF DEBENTUREHOLDERS.

         With the consent of the Debentureholders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Debentureholders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Debentureholders under this

Indenture; PROVIDED, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby:

                  (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debenture or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (c) modify any of the provisions of this Section or Sections 5.13 or 6.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; PROVIDED, that this clause shall not be deemed to require the consent of any Debentureholder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and elsewhere, or the deletion of this proviso, in accordance with the requirements of Section 6.09 and 9.01(d), or

                  (d) modify any of the provisions of Section 10.10 or any of the provisions of this Indenture relating to the subordination of the Debenture in a manner adverse to the Holders thereof or allow the Company to incur additional Senior Secured Indebtedness or other Indebtedness that is senior in right of payment to the Debentures, or

                  (e) amend the terms of the Debentures or this Indenture in a way that would result in the loss of an exemption from any of the withholding taxes described under Condition 8 of the Debenture.

         It shall not be necessary for any Act of Debentureholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.11) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.05 REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

         Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

         SECTION 9.06 NOTICE OF SUPPLEMENTAL INDENTURES.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give Notice thereof to the Holders of each Outstanding Debenture affected, in the manner provided for in Section 1.08, setting forth in general terms the substance of such supplemental indenture.

                                    ARTICLE X

                                    COVENANTS
         SECTION 10.01     PAYMENT OF PRINCIPAL AND INTEREST.

         The Company covenants and agrees for the benefit of the Debentureholders and the Couponholders that it will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

         SECTION 10.02     MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in Luxembourg and in either New York or in another European city an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for conversion or exchange and where Notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The office of the Luxembourg Paying Agent at 69, route d'Esch, L-1470, Luxembourg and the corporate trust office of the Principal Paying Agent at 101 Barclay Street 21st Floor West, New York, NY 10286 shall be such offices or agencies of the Company for the purposes of the Debentures unless the Company shall designate and maintain some other offices or agencies for one or more of such purposes pursuant to the terms of that certain Paying and Conversion Agency Agreement of even date herewith (the "Agency Agreement"). The Company will give prompt written Notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, Notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, Notices and demands in such event.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of Europe) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Europe for such purposes. The Company will give prompt written Notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 10.03     MONEY FOR PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Debentures, it will, on or before 3:00 p.m. (London time) on the Business Day immediately preceding each due date of the principal of or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         Pursuant to the terms of the Agency Agreement, each Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of or interest on Debentures for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee Notice of any Default by the Company in the making of any payment of principal or interest; and

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Debenture and remaining unclaimed for two (2) years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the Authorized Newspapers, Notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.04     CORPORATE EXISTENCE.

         Provided that nothing contained in this Section 10.04 shall prohibit any transaction permitted by Article VIII, the Company will at all times maintain, preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the Company will carry on and conduct or will cause to be carried on and conducted its business and the business of its Subsidiaries in a proper and efficient manner and will keep or cause to be kept proper books of account and make or cause to be made therein true and accurate entries of all its dealings and transactions in relation to its business and the business of its Subsidiaries, as the case may be, all in accordance with GAAP, and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business and that of its Subsidiaries as the Trustee may reasonably require and such books of account shall at all reasonable times be open for inspection by the Trustee or such agent or attorney.

         SECTION 10.05     PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 10.06     MAINTENANCE OF PROPERTIES.

         The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Debentureholders, and PROVIDED, FURTHER, that nothing contained in this Section 10.06 shall prohibit any transaction permitted by Article XIII.

         SECTION 10.07     INSURANCE.

         The Company will at all times keep all of the Company's and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by Corporations similarly situated and owning like properties in similar geographic areas in which the Company or such Subsidiary operates; PROVIDED that such insurance is generally available at commercially reasonable rates, and PROVIDED FURTHER that the Company or such Subsidiary may self-insure directly or through captive insurers or insurance cooperatives, to the extent that the Company determines that such practice is consistent with prudent business practices. Such insurance shall be in such amount, on such terms, in such forms and for such periods as are customary for similarly situated Persons in the Company's industry or in insurance markets available to the Company.

         SECTION 10.08     STATEMENT BY OFFICERS AS TO DEFAULT.

         The Company will deliver to the Trustee at its Corporate Trust Office, within 120 days after the end of each fiscal year (which on the date hereof is September 30), a brief Officers' Certificate including a statement by the officer executing such certificate that in the course of performing his or her duties as an officer of the Company such officer would normally obtain knowledge of (i) whether or not any Default or Event of Default exists in the performance and observation of any terms, provisions and conditions of this Indenture and
(ii) whether or not the Company has otherwise kept, observed, performed and fulfilled its obligations under this Indenture in all material respects. Such Officers' Certificate shall further state, as to the officer signing such certificate, to the knowledge of such officer, as of the date of such Officers' Certificate, (i) whether or not any Default or Event of Default exists, (ii) whether or not the Company during the preceding fiscal year kept, observed, performed and fulfilled in all material respects each and every covenant and obligation of the Company under this Indenture and (c) whether or not there was any Default or Event of Default in the performance and observance of any of the terms, provisions or conditions of this Indenture during such preceding fiscal year. If the officer signing the Officers' Certificate knows of such a Default or Event of Default, whether then existing or occurring during such preceding fiscal year, the Officers' Certificate shall describe such Default or Event of Default and its status with particularity. The First Officer's Certificate delivered pursuant to this Section 10.08 must be delivered no later than 120 days after the first anniversary of the Closing. The Company shall also promptly notify the Trustee if the Company's fiscal year is changed so that the end thereof is on any date other than the then current fiscal year end date. For purposes of this Section 10.08, such compliance shall be determined without regard to any period of grace granted by the Trustee or requirement of Notice under this Indenture. The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken or is taking or proposes to take with respect thereto. In connection with the delivery of the Company's annual report, the Company will deliver to the Trustee a properly completed Certificate substantially in the form of the Certificate attached hereto as Exhibit C.

         SECTION 10.09     PROVISION OF FINANCIAL STATEMENTS.

         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Trustee the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be delivered to the Trustee within 15 days of the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company has filed with the Commission or would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, the Company will promptly upon written request, supply copies of such documents to any prospective Debentureholder at the Company's cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 10.10     LIMITATION ON OTHER INDEBTEDNESS.

         The Company will not create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that will rank (i) except for Secured Senior Indebtedness, senior in right of payment to the Debentures and any Coupons or (ii) except for Designated Indebtedness, PARI PASSU with the Debentures and Coupons, except to the extent of Permitted Liens securing Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness other than Permitted Subsidiary Indebtedness.

         SECTION 10.11     LIMITATION ON LIENS.

         Except for Liens securing Designated Senior Indebtedness and Permitted Liens , the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind upon any properties of the Company or any of its Subsidiaries securing any Indebtedness (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor), unless the Debentures are equally and ratably secured or rank prior to the Indebtedness secured by such Lien.

         SECTION 10.12     CHARTER AMENDMENTS.

         On or before December 1, 2000 , the Company shall increase the authorised capital stock of the Company to provide for a total of 500,000,000 Shares. Except as to the foregoing, the Company will not amend its Certificate of Incorporation or Bylaws except as required by law or except to the extent that such amendment would not have a material adverse effect on (a) the ability of the Company to perform its obligations under this Indenture or the Debentures or (b) the rights of the Debentureholders, except that neither (i) increases in the number of Shares and issuance thereof with related securities, nor (ii) designations of Preferred Stock of the Company, modifications of the terms of such designations and issuance thereof with related securities, nor (iii) modification or expansion of the indemnity provisions provided by the Company to its directors and officers, nor (iv) change of the Company's registered agent shall be deemed an amendment hereunder.

         SECTION 10.13     UNITED STATES WITHHOLDING AND REPORTING REQUIREMENTS.

         To the extent permitted by law, the Company will provide to the Trustee, the Paying Agents or to any Debentureholder such statements, certificates or other documentation concerning the organization or operations of the Company as may be reasonably necessary to establish any exceptions or exemptions from United States Federal income tax withholding and reporting requirements.

         SECTION 10.14     MAINTENANCE OF LISTINGS FOR DEBENTURES AND SHARES.

         During the term of the Debentures, the Company will maintain a listing of the Debentures on the Luxembourg Stock Exchange and a quotation for all the issued Shares on OTC, it being understood that if the Company is unable to obtain or maintain such listing of Debentures or Shares, it shall obtain and maintain a listing of all the Debentures or all the Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time (with the written consent of the Agent) determine and will forthwith give notice to the Debentureholders in accordance with Section 1.08 of the listing, de-listing or quotation or lack of quotation of the Debentures or Shares (as a class) by any such Alternative Stock Exchange.

         SECTION 10.15     REGISTRATION OF CONVERSION SHARES

         The Company shall timely comply with the terms of the Registration Rights Agreement.

         SECTION 10.16     WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.05 through 10.07 or 10.09, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures, by Act of such Debentureholders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                   ARTICLE XI

                            REDEMPTION OF DEBENTURES

         SECTION 11.01     RIGHT OF REDEMPTION.

                  (a) On giving notice pursuant to Section 11.04, the Company may redeem all of the Debentures for the time being outstanding at their principal amount, together with interest accrued to the Redemption Date, in the event that prior to the date of such Notice, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) have been effected in respect of 85% or more in principal amount of the Debentures.

                  (b) Redemption shall be subject to the conditions specified in the form of Debenture and at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Redemption Date, but only to the extent that all unmatured Coupons are attached to such Debentures.

         SECTION 11.02     APPLICABILITY OF ARTICLE.

         Redemption of Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         SECTION 11.03     ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The action of the Company to redeem any Debentures pursuant to Section
11.01 shall be evidenced by a Board Resolution. In case of any redemption pursuant to Section 11.01, the Company shall, at least 45 days and not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter Notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

         SECTION 11.04     NOTICE OF REDEMPTION.

         Notice of redemption shall be given in the manner provided for in
Section 1.08 not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed.

         All Notices of redemption shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c) that on the Redemption Date the Redemption Price (together with accrued and unpaid interest, if any, to the Redemption Date payable as provided in Section 11.06, but only with respect to Debentures with all unmatured Coupons attached) will become due and payable upon each such Debenture, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date;

                  (d) the place or places where such Debentures are to be surrendered for payment of the Redemption Price;

                  (e) pursuant to Section 3.13, any ISIN or other identifying numbers relating to the Debentures; and

                  (f) a statement reflecting that Debentureholders have the right to convert their Debentures up to the date that is two Business Days prior to the date set by the Company for redemption.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 11.05     DEPOSIT OF REDEMPTION PRICE.

         Not less than one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Debentures which are to be redeemed on that date.

         SECTION 11.06     DEBENTURES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date, subject to the delivery of all unmatured and matured but unpaid Coupons), and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said Notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date, to the extent that all matured and unpaid and unmatured Coupons, if any, are attached; PROVIDED, HOWEVER, that instalments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, according to their terms.

         If any Debenture called for redemption shall not be so paid upon surrender by the Debentureholder as prescribed hereunder thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debentures. In the event that the Company shall default in making payment in full in respect of any Debenture which shall have been called for redemption prior to the Stated Maturity Date of the Debenture, on the Redemption Dates the Conversion Right attaching to such Debenture will continue to be exercisable (unless previously exercised by the Company) up to, and including the close of business (at the place where the Debenture is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of such Debenture has been duly received by the Trustee or the Principal Paying Agent.

         SECTION 11.07     SURRENDER OF DEBENTURES.

         Each Debenture shall be presented for redemption together with all unmatured Coupons relating to such Debenture, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of five (5) years after the Relevant Date in respect of the relevant Debenture.

                                   ARTICLE XII

                                   CONVERSION

         SECTION 12.01     CONVERSION RIGHT AND CONVERSION PRICE.

                  (a) Subject to and upon compliance with the provisions of this Article, any Debenture may be converted at the option of the Debentureholder during the Conversion Period at the principal amount thereof into fully paid and non-assessable Conversion Shares at the applicable Conversion Price.

                  (b) The Conversion Price shall be adjusted in certain instances as provided in Section 12.04.

                  (c) Except as otherwise provided in this Indenture, a holder of shares of Common Stock issued on conversion of Debentures shall not be entitled to any rights for any record date which precedes the relevant Conversion Date or Mandatory Conversion Date, as the case may be.

         SECTION 12.02     EXERCISE OF CONVERSION RIGHT.

                  (a) In order to exercise the Conversion Right, the Debentureholder shall provide notice to the Conversion Agent that it intends to exercise its Conversion Right and if the Definitive Bearer Debentures have been issued, the Debentureholder shall surrender such Definitive Bearer Debenture or Debentures and (if applicable) all unmatured Coupons, including the one for the next due interest payment, to the Conversion Agent at its corporate trust offices, or such other office of any Conversion Agent as published in the Authorized Newspapers from time to time, accompanied by a Conversion Notice. A Conversion Notice once delivered shall be irrevocable.

                  (b) Debentures shall be deemed to have been converted on the Conversion Date, and at such time, except as provided in this
         Section 12.02 below, the rights of the Debentureholders as Debentureholders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Upon a conversion of the Debentures, the Company will cause the person or persons designated for the purpose in the Conversion Notice to be registered as holder(s) of the relevant number of Shares in compliance with the terms set out in Condition 6(B)(ii) of the Debentures.

                  (c) All accrued and unpaid interest due upon the conversion of the Debentures as a result of an election by the Debentureholder or Company pursuant to its right to cause Mandatory Conversion shall be paid to or on behalf of the Debentureholder by the Company not later than fourteen (14) calendar days after the relevant Conversion Date by a U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the payee in accordance with instructions given by the relevant Debentureholder.

         SECTION 12.03 CALCULATION OF SHARES ISSUED ON CONVERSION AND FRACTIONS OF SHARES.

                  The number of Shares to be issued on conversion of a Debenture will be determined by dividing the principal amount of the Debenture to be converted by the Conversion Price in effect on the Conversion Date, with the result being rounded down to the nearest whole number. No cash in lieu of or fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Debentureholder, the number of full Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered.

         SECTION 12.04 ADJUSTMENT OF MAXIMUM CONVERSION PRICE. In addition to the adjustments to the Conversion Price as provided for in Condition 6 of the Debenture, the Maximum Conversion Price shall be subject to further adjustments as follows:

                  (a) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Maximum Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Maximum Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 12.04(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                  (b) In case the Company shall pay or make a dividend or other distribution on its

         Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Maximum Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Maximum Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, outstanding at the close of business on the date fixed for such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

                  (c) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this Section 12.04(c) has been made and
         (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (f) of this Section
         12.04 has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Maximum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maximum Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (c) by a fraction of which the numerator shall be the Market Price per share (determined as provided Section 12.04(g)) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                  (d) Subject to the last sentence of this paragraph (d), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in Section 12.04(b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 12.04(a)), the Maximum Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Maximum Conversion

         Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (g) of this Section) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the Market Price over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of Common Stock and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (such date to being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share pursuant to paragraph (g) of this Section. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, cash, property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any Conversion Price reduction required by this paragraph (d)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Price reduction required by Section 12.04(a) or (b)), except (i) the Reference Date of such dividend or distribution as defined in this Section 12.04(d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of Section 12.04(a) and (b) and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.04(a)).

                  (e) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Maximum Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Maximum Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Company's Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to Section 12.04(e) has been made, exceeds five percent (5%) of the product of the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Maximum Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Maximum Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the Market Price per share (determined as provided in Section 12.04(g)) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such Market Price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (g) For the purpose of any computation of the Market Price under this paragraph (g) and Section 12.04(b), (d) and (e), (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c),
         (d), (e) or (f) above ("Other Event") occurs on or after the tenth Stock Exchange Business Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the closing price for each Stock Exchange Business Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and
         (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the closing price for each Stock Exchange Business Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of this Section 12.04(c) or (d), whose determination shall be conclusive and described in a resolution of the Company's Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock. For the purpose of any computation under Section 12.04(f), the Market

         Price per share of Common Stock on any date in question shall be deemed to be the Market Price on the date selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Stock Exchange Business Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Stock Exchange Business Day, not later than the Stock Exchange Business Day immediately preceding the date of such Expiration Time); PROVIDED, HOWEVER, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the closing price for each Stock Exchange Business Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
         (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution,
         (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Section 12.04 (a),
         (b), (c), (d), (e) and (f), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (j) In addition to the foregoing, in the event the Company at any time issues shares of Common Stock or Common Stock Equivalents at a price less than the then effective Maximum Conversion Price, the Maximum Conversion Price shall be deemed adjusted to the price at which such shares of Common Stock or Common Stock Equivalents were issued and the Debentureholders shall have the right and option to convert their Debentures at such price (the "Temporary Conversion Price") into shares of Common Stock for a period of sixty (60) calendar days following notice by the Company of any such Temporary Conversion Price; provided, however, that the foregoing shall not apply to any issuances (i) pursuant to the conversion or exercise of currently issued and outstanding shares of Common Stock or Common Stock Equivalents (including the conversion of the Company's Series A Preferred Stock even if the conversion ratio for such stock is increased from 10 to 1 to 75 to 1); (ii) pursuant to the Debentures;
         (iii) pursuant to conversion of any currently outstanding securities of the Company (including any warrants) or any Warrants issued pursuant to the Offering; (iv) pursuant to any plan adopted by the Company for the purchase of stock in connection with any employee compensation or benefit plan of the Company or any of its Subsidiaries whether now in effect or hereafter created or amended, including, but not limited to, the Company's 1995 Stock Plan, 1994 Stock Option Plan, 1995 Director Option Plan and 1995 Employee Stock Purchase Plan; and (v) pursuant to any compensation arrangement approved by the Board of Directors of the Company with any director, officer or employee or proposed director, officer, or employee of the Company or any Subsidiary. Prior to the Effective Date, the Company will not issue shares of Common Stock or Common Stock Equivalents at less than the Conversion Price, except as provided under (i) through (vii) above. Notice of any such issuance shall be given by the Company to the Trustee and in accordance with
         Section 1.07 and 1.08 of this Indenture (which notice shall be irrevocable) by publication in two (2) Authorized Newspapers, one of which is required to be a general leading newspaper in Luxembourg, which is expected to be the LUXEMBOURG WORT. Upon any such conversion of any Debenture by a Debentureholder pursuant to the foregoing, payment will be made for interest accrued during the period from the most recent Interest Payment Date to the Conversion Date. Immediately after expiration of such sixty (60) day period, the Conversion Price shall be deemed reset to the Conversion Price as in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents, subject to any adjustments that would otherwise have been made in such Conversion Price pursuant to this Article 12 during the effectiveness of such Temporary Conversion Price.

         SECTION 12.05     NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

         Whenever the Maximum Conversion Price is adjusted as provided in this
Article XII or pursuant to Condition 6(F) of the Debenture the Company shall compute the adjusted Maximum Conversion Price in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Trustee, the Paying Agent and the Conversion Agent, and the Company shall cause Notice thereof to be published in accordance with Section 1.08 within ten (10) Business Days of the effective date of such adjustment.

         SECTION 12.06     NOTICE OF CERTAIN CORPORATE ACTION.

         In case:
                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to Section 12.04(c); or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

                  (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be mailed to the Trustee, the Paying Agent and the Conversion Agent and to be published in the manner provided under Section
1.08 hereof within ten (10) Business Days after the date on which Notice is sent to the holders of the Company's Common Stock, a Notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or
(ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such re-classification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

         SECTION 12.07     COMPANY TO RESERVE COMMON STOCK.

         The Company shall at all times reserve and keep available, free from pre-emptive or similar rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Debentures, the whole number of Shares then issuable upon the conversion in full of all Outstanding Debentures including any additional Conversion Shares that may be granted pursuant to Condition 6(G). The Company covenants with the Trustee and the Holders of the Debentures that all Conversion Shares issued shall be duly and validly issued as fully-paid and non-assessable stock.

         SECTION 12.08     TAXES ON CONVERSIONS.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Shares on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Shares in a name other than that of the Holder of the Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         SECTION 12.09     CANCELLATION OF CONVERTED DEBENTURES.

         All Debentures delivered for conversion to the Conversion Agent shall be canceled by the Company, and shall not under any circumstances be reissued.

         SECTION 12.10 PROVISIONS IN CASE OF RECLASSIFICATION CONSOLIDATION, MERGER OR SALE OF ASSETS.

         In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of all of the outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Debenture then outstanding shall have the right thereafter to convert such Debenture only into the kind of common stock receivable upon such transaction by a holder of Common Stock (at an adjusted Conversion Price equal to (a) the Conversion Price determined pursuant to Section 12.04 as though all such securities, cash or property (other than common stock) had been distributed in a dividend covered by Section 12.04(d) with an "ex" date on the date of such transaction divided by (b) the number of shares (or fraction thereof) of common stock receivable upon such transaction in respect of each share of Common Stock). The Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's Shares, as the case may be, shall execute and deliver to the Trustee on behalf of each of the Debentureholders an amendment to this Indenture as provided for under Article IX. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and shall provide for the assumption by such other Person, if any, of the Company's obligations under this Indenture and the Debentures. The above provisions of this Section 12.10 shall similarly apply to successive transactions of the foregoing type.

         The Trustee shall not have any duty to determine when any adjustment provided for in this Article should be made, the manner in which any such adjustment should be made or what any such adjustment should be.

         SECTION 12.11     MANDATORY CONVERSION.

         Each Debentureholder acknowledges and agrees that the Company may, at its own cost, elect to exercise the Conversion Right on behalf of each and every Debentureholder in respect of all of the Debentures Outstanding at the Conversion Price applicable as of the date fixed by the Company for such conversion (the "Mandatory Conversion Date"), provided that (i) the Company has caused a Registration Statement to have been declared effective by the Commission in satisfaction of its obligations under the Registration Rights Agreement and such Registration Statement is currently in effect and remains effective as of the Mandatory Conversion Date and (ii)the average Market Price of the Shares during any 20 consecutive Stock Exchange Business Days falling on or after the date the Company has satisfied its obligations in clause (i) above and on the date the notice is sent, is equal to or greater than $0.42. The Company's election to exercise its conversion rights as set out herein shall not modify the Company's obligations under the Registration Rights Agreement. The Company is required to give notice to the Agent and the Trustee and in the manner set out in Section 1.08 of the Indenture that the criteria for Mandatory Conversion under this Section 12.11 has been met within 20 days of having met such criteria.

         The Company may give written notice of its election to convert the Debentures within 30 days of having satisfied the criteria set out in clauses
(i) and (ii) in the preceding paragraph provided such criteria are also satisfied on the date such notice is sent. The Company shall cause such written notice of the Mandatory Conversion Date to be given to the Trustee, the Paying Agents, the Conversion Agents and the Debentureholders, not less than 20 calendar days prior to the Mandatory Conversion Date, which notice shall be irrevocable and given to the Trustee and in accordance with Section 1.08 of the Indenture by publication in two (2) Authorized Newspapers, one of which is required to be a general leading newspaper in Luxembourg, which is expected to be the LUXEMBOURG WORT. Following such notice the Company shall comply with the procedures for Conversion as set out in Section 6 of the Terms and Conditions and each of the Debentureholders will be required on or before the Mandatory Conversion Date to deliver or procure delivery of its Debentures with all unmatured Coupons relating to such Debentures together with a duly completed Conversion Notice to the specified office of any Conversion Agent, during its usual business hours for such purposes and perform together with the Company, the obligations applicable to it on conversion specified in this Section 12.11.

         If any Debentureholder with respect to whose Debentures Mandatory Conversion (pursuant to this Section 12.11) is to take place shall fail to perform its obligations specified in this Section 12.11 or shall have a registered address in any territory where, in the absence of any registration statement or other special formalities or legal requirements, the issue, allotment, transfer or delivery of the Shares arising on Mandatory Conversion is or could be unlawful or impracticable, subject to applicable law, the Company or such Debentureholder shall make arrangements for the sale of such Shares to a third party at the best consideration reasonably obtainable and arrange for the Principal Paying and Conversion Agent to pay to such Debentureholder the consideration received by the by the Company or such Debentureholder in respect of such Shares (after any deduction required to reimburse any reasonable and proper expenses incurred in arranging any such sale or any taxes payable in connection therewith arising solely as a result of the Debentureholder's failure to perform its obligations under this Section 12.11).

         Provided the Company complies with all of its obligations hereunder, from and after the Mandatory Conversion Date the Debentures shall only be deemed to represent the right to receive Shares.

         SECTION 12.12     RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

         Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or Property or cash which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any Conversion Agent make any representation with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion, or, subject to Section 6.11, to comply with any of the covenants of the Company contained in this Article Twelve.


                                  ARTICLE XIII

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 13.01 COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option by Board Resolution, at any time, with respect to the Debentures, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Debentures upon compliance with the conditions set forth below in this Article. The Company shall promptly give Notice of such election to the Trustee. Further, the Company shall notify Debentureholders of its election at least 45 days prior to satisfying the conditions set out in Section 13.04 and the Debentureholders shall retain the right to convert their Debentures at any time prior to the satisfaction of the conditions set out in Section 13.04.

         SECTION 13.02     LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Debentures on the date the conditions set forth in Section 13.04 are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its obligations under such Debentures, including the obligation to pay interest on the Debentures, and this Indenture insofar as such Debentures are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same at the Company's request), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Debentures to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Debentures when such payments are due, (B) the Company's obligations with respect to such Debentures under Sections 3.04, 3.05, 3.08, 10.02 and 10.03 and with respect to the Trustee under Section 6.06, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Debentures.

         SECTION 13.03     COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 13.01 of the option applicable to this Section 13.03, the Company shall be released from its obligations under any covenant contained in Sections 10.04 through 10.14 with respect to the Outstanding Debentures on and after the date the conditions set forth in Section 13.04 are satisfied ("Covenant Defeasance"), and the Debentures shall thereafter be deemed not to be "Outstanding" for the purposes of any request, demand, authorization, direction, declaration, Notice, consent, waiver or Act of Debentureholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(d), but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby.

         SECTION 13.04     CONDITIONS TO LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

         The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the Outstanding Debentures:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the

         Holders of such Debentures, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest on the Outstanding Debentures on the Stated Maturity (or Redemption Date, if applicable) of such principal or instalment of interest; PROVIDED that the Trustee shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Debentures; and PROVIDED FURTHER that, upon the effectiveness of this Section 13.04, the money or U.S. Government Obligations deposited shall not be subject to the rights of the Debentureholders pursuant to the provisions of this Article. Before or after such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a Notice of its election to redeem all of the Outstanding Debentures at a future date in accordance with Article XI hereof, which Notice shall be irrevocable. Such irrevocable redemption Notice, if given, shall be given effect in applying the foregoing.

                  (b) No Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (f) and (g) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (c) No event or condition shall exist that pursuant to the provisions of Section 13.02 or 13.03 would prevent the Company from making payments of the principal of or interest on the Debentures on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (d) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound.

                  (e) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 13.02 or the Covenant Defeasance under Section
         13.03 (as the case may be) have been complied with.

         SECTION 13.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government

Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) (collectively for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal and interest, but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debentures.

         Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

         SECTION 13.06     REINSTATEMENT.

         If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.05; PROVIDED, HOWEVER, that no action taken in good faith by the Company after a deposit of money or U.S. Government Obligations or both pursuant to Section 13.05 and prior to the revival and reinstatement of obligations under this Indenture and the Debentures pursuant to this Section 13.06 shall constitute the basis for the assertion of an Event of Default pursuant to Section 5.01; and PROVIDED, FURTHER, that if the Company makes any payment of principal of or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE XIV

                             SENIORITY OF DEBENTURES

         SECTION 14.01     SENIORITY OF THE DEBENTURES.

         As set forth above, the Company's obligations under the Debentures and the Coupons and hereunder do and will rank at all times junior to the Secured Senior Indebtedness and the Permitted Subsidiary Indebtedness.

                                   ARTICLE XV

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

         SECTION 15.01     LIABILITY SOLELY CORPORATE.

         No recourse shall be had for the payment of the principal of or interest on any Debentures or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company, or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Indenture and all the Debentures are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be insured by, any such incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debentures or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Debentures; PROVIDED, HOWEVER, that nothing herein or in the Debentures contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

         This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                              FiberChem, Inc.

                              By: /s/ Melvin W. Pelley
                              Name:  Melvin W. Pelley
                              Title: Secretary & CFO

                              The Bank of New York,
                              as Trustee

                              By: /s/ Luis Perez
                                 ------------------------------
                              Name: Luiz Perez
                                   ----------------------------
                              Title: Assistant Vice President
                                     --------------------------

                                   EXHIBIT A(1)
                           DEFINITIVE BEARER DEBENTURE
                                U.S.$__________(2)
                                 FIBERCHEM, INC.

                               U.S.$______________
                   12% Senior Convertible Debentures Due 2002

         THIS IS TO CERTIFY that ______________, a corporation organized under the laws of the State of Delaware (the "Company"), will pay to the bearer of this Debenture on July 26, 2002 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Terms and Conditions endorsed hereon) the principal sum of

              U.S.$_________(3) (____ THOUSAND UNITED STATES DOLLARS)

together with interest on the said principal sum at the rate of 12% per annum from and including [_________](4), payable semi-annually in arrears on December 1 and June 1 in each year, and such additional amounts (if any) as may be payable under the said Terms and Conditions, all subject to and in accordance with the said Terms and Conditions.

         This Debenture forms one of a series of Debentures in the aggregate principal amount of U.S.$1,350,000 (the "Debentures") and are constituted by a Trust Indenture (the "Trust Indenture") dated as of July 28, 2000, made between the Company and The Bank of New York, as Trustee. The Debentures are issued subject to and with benefit of the provisions of such Trust Indenture.

         This Debenture is convertible into shares of common stock of the Company in accordance with and subject to the said Terms and Conditions.

         This Debenture and the coupons appertaining hereto shall not be valid or become binding for any purpose unless and until this Debenture is authenticated by or on behalf of the Trustee (as defined in the Trust Indenture). All terms used in this Debenture which are defined in the Trust Indenture shall have the respective meanings assigned to them in the Trust Indenture.

         IN WITNESS WHEREOF the Company has caused this Debenture and the coupons appertaining hereto to be duly executed.

                          CERTIFICATE OF AUTHENTICATION

         This Definitive Bearer Debenture is one of the Debentures referred to in the within mentioned Trust Indenture.


FIBERCHEM, INC.                               The Bank of New York
                                              as Trustee
By: _______________________________               By:   ________________________
            Name:  __________________________               Authorised Signatory
Title: _______________________________

By:    _______________________________
       ____________ Secretary

                            ------------------------------

         (1) This is the form that the Definitive Bearer Debentures will take if ever issued. The Debentures will be printed in the appropriate commercial form by a commercial printer that is in the business of printing Debentures issued in the public markets.
         (2) Denomination amount to be inserted of $1,000, $5,000 or $10,000
         (3) Denomination amount to be inserted of $1,000, $5,000 or $10,000
         (4) Insert here the date of the last interest period through which interest has been paid and if no interest has yet been paid insert date of issuance of the Global Debenture.

         NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS DEBENTURE (THE "SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS DEBENTURE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN
(1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         IF THE HOLDER OF THIS DEBENTURE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THIS DEBENTURE OR THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED

FULL SIZE TEXT OF THE TERMS AND CONDITIONS

1.       FORM, DENOMINATION AND TITLE

         (A) The Debentures, which will initially be sold only outside the United States pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), will be in the form of a global bearer debenture without interest coupons (the "Global Debenture"), on deposit with The Bank of New York as common depository (the "Common Depository") and held on behalf of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Clearstream, societe anonyme ("Clearstream") and credited to accounts designated by the Debentureholders, in principal amounts of U.S. $1,000 or integral multiples thereof. As provided in the Trust Indenture, under limited circumstances the Debentures may be issued in definitive bearer form ("Definitive Bearer Debentures"), serially numbered, in denominations of U.S. $1,000, $5,000 and $10,000 each with interest coupons ("Coupons") attached on issue.

         (B) Title to the Global Debenture will pass by transfer as described in the Trust Indenture. Title to the Definitive Bearer Debentures and to the Coupons will pass by delivery. The Company, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Definitive Bearer Debenture and the holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Definitive Bearer Debenture or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Definitive Bearer Debenture or Coupon or any notice of previous loss or theft of the Definitive Bearer Debenture or Coupon). "Debentureholder" and "Holder" means the bearer of any Definitive Bearer Debenture or Coupon (as the case may be) or beneficial owner of an interest in the Global Debenture.

         In addition to other legends required by the Securities Act, the Debentures and any Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code of 1986, as amended."

2.       STATUS

         The Debentures and any Coupons are direct, unconditional and unsecured obligations of the Company and rank and will rank junior to certain Secured Senior Indebtedness, PARI PASSU, without any preference among themselves and with any Designated Indebtedness. The Debentures and any Coupons will rank senior to all other future Indebtedness of the Company, except to the extent of Permitted Liens securing Indebtedness. The Debentures will not be secured by any assets or properties of the Company. "Secured Senior Indebtedness" is limited to Indebtedness incurred pursuant to that certain Accounts Receivable Purchase Agreement dated July 7, 2000, with Silicon Valley Financial Services, which Indebtedness may not at any time exceed $1,000,000. "Designated Senior Indebtedness", "Permitted Subsidiary Indebtedness" and "Permitted Liens" are defined in the Trust Indenture.

3.       COVENANTS

         Some, but not all, of the covenants contained in the Trust Indenture are as follows:

         (A) The Company will not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets substantially as an entirety to any Person, unless: (i) either (a) the Company shall be the surviving Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (1) shall be a Person organised and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia and
(2) shall expressly assume, by a trust indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Debentures and the performance and observance of every covenant of the Trust Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article Nine of the Trust Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         (B) Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01 of the Trust Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Trust Indenture with the same effect as if such successor Person had been named as the Company herein and therein, and in the event of any such conveyance or transfer, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Trust Indenture and the Debentures and the Company may be dissolved and liquidated.

         (C) The Company will not create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that will rank (i) except for Secured Senior Indebtedness, senior in right of payment to the Debentures and any Coupons or (ii) except for Designated Indebtedness, PARI PASSU with the Debentures and Coupons, except to the extent of Permitted Liens securing Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness other than Permitted Subsidiary Indebtedness.

         (D) Except for Permitted Liens, the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind upon any properties of the Company or any of its Subsidiaries securing any Indebtedness (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor), unless the Debentures are equally and ratably secured or rank senior and prior in all respects to the Indebtedness secured by such Lien.

4.       INTEREST

         The Debentures bear interest from (and including) the Issue Date, at the rate of 12% per annum, payable in cash semi-annually in arrears on December 1 and June 1, in each year (each an "Interest Payment Date"), the first such payment to be made on December 1, 2000, in respect of the period from (and including) the Issue Date to (but excluding) December 1, 2000. There will be a short first coupon for the period from (and including) the Issue Date, to (but excluding) December 1, 2000, which will equal U.S. $42.00 per U.S. $1,000 principal amount of the Debentures. Payments of interest will equal U.S. $60.00 per U.S. $1,000 principal amount of the Debentures for each subsequent Interest Payment Date. Interest shall accrue on amounts in default at the Default Rate.

         Each Debenture will cease to bear interest (i) from its due date for redemption, or (ii) where the Conversion Right shall have been exercised by the Debentureholders or the Company elects to cause a Mandatory Conversion, from the Conversion Date, unless as to any of the foregoing upon due presentation, payment of the principal and interest in respect of the Debenture is improperly withheld or refused, the Conversion Shares are not timely issued or unless Default is otherwise made in respect of such payment, in which event interest shall continue to accrue at the Default Rate as provided in the Trust Indenture.

         When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

5.       PAYMENTS AND PAYING AGENTS

         (A) All payments of principal and interest shall be made in U.S. dollars. Payment of principal in respect of each Debenture will only be made (i) in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream, or (ii) in the case of Definitive Bearer Debentures, against presentation and surrender (or, in the case of part payment only, endorsement), of the relevant Definitive Bearer Debenture at the specified office of any of the Paying Agents. Payments of interest due on the Definitive Bearer Debentures on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, at the specified office of any of the Paying Agents or, in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. Payments of additional interest will be made upon presentation of a Definitive Bearer Debenture to a Paying Agent, which Debenture will be stamped to reflect such payment, or in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. In the case of Definitive Bearer Debentures, all such payments will be made at the specified office of any Paying Agent, at the option of the holder, by U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee outside the U.S. and, in the case of the Global Debenture, by the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream, subject in all cases to any applicable laws and regulations.

         (B) Upon redemption of the Global Debenture, payment shall be made to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. Each Definitive Bearer Debenture should be presented for redemption together (if applicable) with all unmatured Coupons relating to such Debenture, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that portion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner described above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupons at any time before the expiration of ten years after the Relevant Date in respect of the Debenture (whether or not such Coupon would otherwise have become void pursuant to Condition 10 (Prescription)), or, if later, five years after the date on which such Coupon would have become due, but not thereafter.

         (C) The Company agrees that so long as any of the Debentures are outstanding, it will maintain (i) a Paying Agent in a western European city for payments on the Debentures, (ii) so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, a Paying Agent and Conversion Agent in Luxembourg, (iii) Conversion Agents having specified offices in either London or New York and (iv) Paying Agents having specified offices in either London or New York. The Company has initially appointed The Bank of New York as Trustee, Principal Paying Agent, Principal Conversion Agent, Replacement Agent and Authenticating Agent, and Banque Internationale A Luxembourg, as Paying Agent and Conversion Agent. Subject to the foregoing and the terms of the Paying and Conversion Agreement and the Trust Indenture, the Company shall have the right to terminate any such appointments and/or to appoint any other agents in such other places as it may deem appropriate upon notice in accordance with Condition 15 (Notices).

         All monies paid by the Company to the Principal Paying Agent for the payment of principal or interest on any Debenture which remain unclaimed at the end of two (2) years after the principal on such Debenture will have become due and payable will be repaid to the Company (and upon such repayment, the obligations of the Principal Paying Agent shall cease) and the Holder of such Debenture or any Coupon appertaining thereto will thereafter have only the rights of a creditor of the Company as described in the Trust Indenture or such rights as may be otherwise provided by applicable law.

         A Holder shall be entitled to present a Definitive Bearer Debenture or Coupon for payment only on a Presentation Date.

         "Presentation Date" means the date on which a Definitive Bearer Debenture is presented by a Debentureholder for payment of principal or a Coupon is presented by the Couponholder for payment of interest, as the case may be, or if such date is not a Business Day, the next date which is a Business Day.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in Luxembourg, the city of New York, New York, and London, England are not authorised or obligated by law, regulation or executive order to close.

         When making payments to Debentureholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent.

6.       CONVERSION

         (A)      CONVERSION PERIOD, CONVERSION RATIO AND PRICE

         (i) Debentureholders have the right, subject as provided herein and to any applicable laws and regulations, to require the Company to convert all or any of their Debentures at their principal amount into shares (the "Conversion Shares") of common stock of the Company, U.S. $.0001 par value per share ("Common Stock") at any time during the Conversion Period referred to below. Upon conversion, the right of the converting Debentureholder to repayment of the principal amount of the Debenture to be converted shall be extinguished and released, and in consideration and in exchange therefor the Company shall allot and issue Conversion Shares credited as paid up in full as provided in this Condition 6. Subject to and upon compliance with the provisions of these Conditions, the Conversion Right attaching to any Debenture may be exercised, at any time after the Issue Date up to the close of business on the day two Business Days prior to the Maturity Date (but in no event thereafter) or, if such Debenture shall have been called for redemption pursuant to Condition 7(A) on the date up to and including two (2) Business Days prior to the date fixed for redemption thereof (the "Conversion Period").

         The number of Conversion Shares to be issued on conversion of a Debenture will be determined by dividing the principal amount of the Debenture to be converted by the Conversion Price (as defined below) in effect on the Conversion Date, with the result being rounded down to the nearest whole number. In addition, upon the conversion of any Debentures, a Debentureholder will also be entitled to receive an additional number of Conversion Shares calculated in accordance with Condition 6 (G).

         (ii) If more than one Debenture is converted at any one time by the same Holder, the number of Conversion Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Debentures to be converted. Fractions of Conversion Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

         (iii) The price at which Conversion Shares will be issued upon conversion (the "Conversion Price") will initially be the lesser of (i) U.S. $0.30 per Conversion Share or (ii) the Adjusted Market Price, but such Conversion Price will be subject to adjustment in the manner provided in Conditions 6(C) and 6(F). The "Adjusted Market Price" shall equal 92% of the average of the Market Price of the Common Stock for the 20 consecutive Stock Exchange Business Days ending two Stock Exchange Business Days prior to the Conversion Date. "Market Price" shall be the closing bid price on the OTC for the Common Stock on the relevant Stock Exchange Business Day; provided, however, if the Common Stock is traded on an Alternative Stock Exchange then the "Market Price" shall be the closing bid price of the Common Stock on such Alternative Stock Exchange on any Stock Exchange Business Day. Notice of any adjustment of the Conversion Price shall be given in accordance with Condition 15 within ten
(10) Business Days of such adjustment.

         (iv) Notwithstanding the provisions of paragraph (i) of this Condition 6(A), if the Company shall default in making payment in full in respect of any Debenture which shall have been called for redemption prior to the Maturity Date, then from the Redemption Date, interest shall continue to accrue on such Debenture at the Default Rate and the Conversion Right attaching to such Debenture will continue to be exercisable up to, and including the close of business (at the place where the Debenture is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of such Debenture has been duly received by the Trustee or the Principal Paying Agent.

         (v) A Conversion Right may only be exercised in respect of an Authorised Denomination.

         (B)      PROCEDURE FOR CONVERSION

         (i) To exercise the Conversion Right attaching to any Definitive Bearer Debenture, the Holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Principal Conversion Agent or any of the other Conversion Agents, a notice of conversion (a "Conversion Notice") in the form for the time being currently obtainable from the office of each Conversion Agent specified in the Agency Agreement, together with the relevant Definitive Bearer Debenture and any amount to be paid by the Debentureholder pursuant to this Condition 6(B)(i). The holder of a beneficial interest in the Global Debenture need only provide a Conversion Notice and arrange for the delivery to a Conversion Agent of the beneficial interest being converted as provided in clause (ii) below. Such Conversion Notice shall be in the form attached to the Indenture and shall be provided by any Conversion Agent upon request.

         The Conversion Date must fall at a time when the Conversion Right attaching to that Debenture is expressed in these Conditions to be exercisable and will be deemed to be the date of the surrender of the Definitive Bearer Debenture (if applicable) and/or the delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable.

         Upon any conversion of a Debenture into Conversion Shares, the Company shall pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable in the U.S. or, if applicable, in the place of any Alternative Stock Exchange, as the case may be, and the Debentureholder delivering a Debenture for conversion must pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable to an entity located outside the U.S. or in the place of any Alternative Stock Exchange outside the U.S. The foregoing shall not apply to taxes in connection with any transfer of ownership of a Debenture.

         "Alternative Stock Exchange" means, other than OTC, any national or regional stock exchange or quotation service such as the Nasdaq National Market System or any similar quotation service, as may be agreed between the Company and the Lead Manager. Any Alternative Stock Exchange selected must be recognised by the Luxembourg Exchange otherwise the Debentures may be delisted from the Luxembourg Exchange.

         (ii)     As soon as practicable, and in any event not later than three
(3) Stock Exchange Business Days after either the Company's receipt of a completed Conversion Notice or, if conversion is occurring as a result of a mandatory conversion, the Conversion Date, the Company will cause the person or persons designated for that purpose in the Conversion Notice or otherwise to be registered as holder(s) of the relevant number of Conversion Shares, which will include any Conversion Shares issued in accordance with Condition 6(G), and will make a certificate or certificates for the relevant Conversion Shares available for collection at the Company's principal office which is currently in Las Vegas, Nevada or at the Company's transfer agent in Denver, Colorado, or, if so requested in the relevant Conversion Notice, will deliver such certificate or certificates to the person at the place specified in the Conversion Notice, at the risk of the Debentureholder, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. If the Company fails to timely satisfy its obligations as provided in this Condition 6(B)(ii), then within two Stock Exchange Business Days after the expiration of such 3 day period, the Company shall pay to the Debentureholder(s) entitled to Conversion Shares a cash payment equal to 1% of the principal amount of Debentures being converted. An additional 1% cash payment will be paid for each additional three (3) day period commencing after the expiration of the relevant 3 day period during which the Company has not complied with its obligations as provided in this condition 6(B)(ii).

         (iii) The person or persons specified for that purpose will be deemed for all purposes to be the holder of record of the number of Conversion Shares issuable upon conversion with effect from the Conversion Date. The Conversion Shares issued upon conversion of the Debentures will in all respects rank pari passu with the issued and outstanding shares of Common Stock issued on the relevant Conversion Date except for any right excluded by mandatory provisions of applicable law. A holder of Conversion Shares issued on conversion of Debentures shall not be entitled to any shareholder rights for any record date which precedes the relevant Conversion Date.

         (iv) Subject to Condition 4, all accrued and unpaid interest due upon the conversion of the Debentures (whether as a result of an election by the Debentureholder, or the Company pursuant to its right to cause Mandatory Conversion) shall be paid to or on behalf of the Debentureholder by the Company not later than fourteen (14) calendar days after the relevant Conversion Date by a U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee in accordance with instructions given by the relevant Debentureholder.

         (v) The Conversion Shares shall be traded on the OTC but shall not be listed on the Luxembourg Stock Exchange.

         (C)      ADJUSTMENTS IN CONVERSION PRICE

         As provided in the Trust Indenture, the Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) stock dividends and certain other distributions; (ii) the subdivision, combination or reclassification of outstanding shares of Common Stock; (iii) the issuance to all stockholders of the Company of rights or warrants to acquire shares of Common Stock at a price less than the Market Price for the Common Stock; (iv) the issuance of Common Stock at a price less than the Market Price, other than issuances pursuant to conversion of the Debentures, any issuances pursuant to the conversion of issued and outstanding preferred stock (including conversions related to FiberChem's outstanding preferred stock even if the conversion ratio of such stock is increased from 10 to 1 to 75 to 1), and the conversion or exercise of all other currently outstanding options, warrants, or outstanding indebtedness of the Company, or any warrants issued pursuant to the Offering or in connection with any plan adopted by the Company for the purchase of stock in connection with any employee compensation or benefit plan of the Company or any of its Subsidiaries, whether now in effect or hereafter created or amended; and (v) the distribution to all holders of Common Stock or debt securities of the Company or of assets or rights or warrants to purchase securities of the Company (excluding those rights and warrants referred to above and cash dividends or distributions from current or retained earnings). The Company may at any time or from time to time reduce the Conversion Price temporarily or permanently as to all or any Debentures outstanding. The Company shall cause written notice of any adjustment to the Conversion Price of all the Debentures pursuant to this Condition 6(C) to be given to the Trustee, the Paying Agents, the Conversion Agents and the Holders of the Debentures in accordance with Section 1.08 of the Trust Indenture, and will publish such notice in two (2) Authorised Newspapers, one of which is required to be a general leading daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. The Company will notify the Luxembourg Stock Exchange upon any adjustment to the Conversion Price of all the Debentures.

         No adjustment will be made where such adjustment would be less than five percent (5%) of the Conversion Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Conversion Price, if not an integral multiple of one cent shall be rounded up to the nearest one cent.

         The Conversion Price may not be reduced so that, on conversion of Debentures, Conversion Shares would be issued for an amount less than their current par value.

         Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the reasonable opinion of the Company's Board of Directors the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Board of Directors to be in their reasonable opinion appropriate in order to give such intended result.

         (D)      CONSOLIDATION, AMALGAMATION OR MERGER

         In the case of any consolidation, amalgamation or merger of the Company with any other Person (other than a consolidation, amalgamation or merger in which the Company is the continuing Person), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Luxembourg Stock Exchange in accordance with its applicable requirements and the Debentureholders of such event in accordance with Section 1.08 of the Trust Indenture and (so far as legally possible) cause the Person resulting from such consolidation, amalgamation or merger or the Person which shall have acquired such assets, as the case may be, to execute a trust indenture supplemental to the Trust Indenture to ensure that the Holder of each outstanding Debenture will have the right (during the period in which such Debenture shall be convertible) to convert such Debenture into the class and amount of shares of Common Stock and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a Holder of the number of shares of Common Stock which would have become liable to be issued upon conversion of such Debenture immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. The above provisions of this Condition 6(D) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

         (E)      MANDATORY CONVERSION

         At any time after the Company has complied with its registration obligations as provided for in the Registration

Rights Agreement, provided the average Market Price of the Common Stock during any twenty (20) consecutive trading day period and on the date the conversion notice is sent is equal to or greater than $0.42, the Company may at its option elect within thirty (30) days of having satisfied the foregoing criteria, to cause the Debentures to be converted, in whole but not in part, into Conversion Shares at the then applicable Conversion Price. The Debentureholders shall be notified of such election by being given not less than twenty (20) calendar days' notice to the Debentureholders in accordance with Section 1.08 of the Trust Indenture (which notice shall be irrevocable) by publication in two (2) Authorised Newspapers, one of which is required to be a general leading daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. Upon any such mandatory conversion, payment will be made by the Company for all interest accrued prior to the Conversion Date. The Company shall notify the Luxembourg Stock Exchange of any such mandatory conversion and confirm that all such Debentures have been converted.

         (F)      REGISTRATION RIGHTS

                  (i) Pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of July 28, 2000, by and among the Company and the Trustee for the benefit of the Debentureholders, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the "Commission") in respect of the resale of the Conversion Shares. In accordance with the terms and conditions of the Registration Rights Agreement, the Company will (i) use its best efforts to cause the Commission to declare effective the registration statement contemplated in the foregoing sentence within three months of the Issue Date and (ii) use its best efforts to maintain the effectiveness of such registration statement until all Conversion Shares that may be issued have been issued. In the event that the Commission does not declare such registration statement effective within four months of the Issue Date, holders of the Debentures will be entitled to convert their Debentures at a discount (the "Registration Default Discount") of 2% from the then applicable Conversion Price and thereafter, commencing on the fifth month from the Issue Date, an additional 5% discount for each month or portion thereof that the registration statement is not declared effective. The Registration Default Discount shall be permanent and shall not be affected by the subsequent effectiveness of the registration statement. All discounts under this Condition 6(F) will be in addition to, and not in lieu of, any other discounts or adjustments applicable to the Conversion Price under the terms of the Debentures.

                  (ii) In addition, if prior to the date the Company satisfies its obligations under the Registration Rights Agreement and for a period of 60 days after it satisfies such obligations, the Company issues any Common Stock or Common Stock Equivalents at a price or having a conversion price less than the then applicable Conversion Price, the applicable Conversion Price shall be adjusted downward only to equal 95% of the price or conversion price attributable to the Common Stock or Common Stock Equivalents. To the extent any issuance of securities causes an adjustment under this Condition 6(F)(ii) and could also provide for an adjustment under Condition 6(C), the only adjustment resulting from such issuance shall occur solely under this Condition 6(F)(ii).

         (G) Upon the conversion of any Debentures, either upon the election of the Debentureholder or the Company, the Debentureholders will be entitled to receive, at no additional cost, an additional number of Conversion Shares equal to the product of (i) the number of Conversion Shares being issued to such Debentureholder multiplied by (ii) 0.26. The additional shares issued in accordance with this Condition 6(G) will be part of the total number of Conversion Shares to be issued and will be included in the certificate delivered in accordance with Condition 6(B)(ii) above.

         (H) As provided in the Debentures, the Conversion Price is subject to reduction in a number of different circumstances. The Conversion Price to be used in connection with the conversion of any Debentures will be calculated on the applicable date as follows. The initial Conversion Price will first be calculated using the formula set out in Condition 6(A)(iii). Thereafter, the Conversion Price shall be adjusted downward to give effect to any reductions as provided for in

Conditions 6(C) and 6(F), with each such reduction given full effect before the next adjustment is applied. At the request of any Debentureholder or the Lead Manager, the Company shall promptly provide the requesting party with a calculation of the current applicable Conversion Price. Such calculation shall be sent to the requesting Debentureholder by means of a certificate signed by the Company's Chief Financial Officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

7.       REDEMPTION AND PURCHASE

         (A) Unless previously redeemed, converted or purchased and canceled as provided herein, the Company will redeem the Debentures at their principal amount on July 26, 2002; PROVIDED, HOWEVER, that at any time on giving notice in accordance with Condition 15 and the procedures set out in the Trust Indenture, the Company may redeem all of the Debentures outstanding at such time at their principal amount, together with interest accrued to the Redemption Date, in the event that prior to the date of such notice, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) have been effected in respect of eighty-five percent (85%) or more in principal amount of the Debentures. The Company shall notify the Luxembourg Stock Exchange upon any such redemption.

         (B) Subject to applicable law, the Company or any of its Subsidiaries may at any time purchase Debentures together, in the case of Definitive Bearer Debentures, with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Debentureholders alike. Debentures purchased by the Company or any of its Subsidiaries will forthwith be surrendered for cancellation and shall no longer be deemed Outstanding.

         (C) All Debentures that are redeemed by the Company will forthwith be canceled (together with all related unmatured Coupons attached to or surrendered with the Debentures) and may not be reissued or resold.

8.       TAXATION

         All payments in respect of the Debentures by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Debentureholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Debentures or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Debenture or Coupon:

         (A) to, or to a third party on behalf of, a Holder who is liable for the Taxes in respect of the Debenture or Coupon by reason of such Holder having some connection with the U.S. other than the mere holding of the Debenture or Coupon or the receipt of payments made in connection therewith; or

         (B) presented for payment more than thirty (30) calendar days after the Relevant Date except to the extent that a Holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of thirty (30) calendar days.

         Any reference in these Terms and Conditions to any amounts in respect of the Debentures shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Indenture.

9.       ADDITIONAL COVENANTS

         While any Conversion Right remains exercisable, the Company will, save with the consent of the Holders as contemplated pursuant to Condition 16 or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Debentureholders to give such approval:

         (A) at all times keep available for issuance free from any pre-emptive rights out of its authorised but unissued capital such number of Conversion Shares as would enable the Conversion Rights, the rights for additional shares as set forth in Condition 6(G), and all other rights of subscription and exchange for and conversion into Conversion Shares to be satisfied in full;

         (B) maintain a quotation for all the issued Conversion Shares on OTC, it being understood that if the Company is unable to obtain or maintain such quotation of Conversion Shares, to obtain and maintain a listing or quotation for all the Conversion Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time with the written consent of the Lead Manager determine and will forthwith give notice to the Debentureholders in accordance with Section 1.08 of the Trust Indenture of the listing, de-listing or quotation or lack of quotation of the Conversion Shares (as a class) by any such Alternative Stock Exchange;

         (C) use all reasonable efforts to maintain a listing of the Debentures on the Luxembourg Stock Exchange or an Alternative Stock Exchange; and

         (D) not adopt any amendment to its Certificate of Incorporation that would modify the rights attaching to the Common Stock.

10.      PRESCRIPTION

         Debentures and Coupons will become void unless presented for payment within periods of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the Relevant Date in respect of the Debentures or the Coupons, as the case may be, subject to the provisions of Condition 5.

11.      EVENTS OF DEFAULT

         The Trustee at its discretion may, and if so requested in writing by the Holders of at least one-quarter in principal amount of the Debentures then outstanding or if so directed by an Extraordinary Resolution of the Debentureholders shall give notice to the Company that the Debentures are, and they shall accordingly thereby forthwith become, immediately due and payable at their principal amount together with accrued interest (as provided in the Trust Indenture) if any of the following events (each an "Event of Default") shall have occurred (unless (i) such events are expressly permitted or contemplated by the Trust Indenture or (ii) such Event of Default has been remedied to the satisfaction of the Trustee):

         (A) if the Company defaults in the payment of the principal of (or premium, if any, on) any Debenture as and when it shall become due and payable at its Maturity, upon redemption, by declaration or otherwise; or

         (B) if the Company defaults in the payment of any interest upon any Debenture, or any related Coupon, when such interest or Coupon becomes due and payable, and the continuance of such default for a period of 5 days; or

         (C) if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Debentures or the Trust Indenture and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

         (D) if (i) any other Indebtedness of the Company or any Subsidiary becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness of the Company or any Subsidiary is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company or any Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company or any Subsidiary for any Indebtedness of any Person or any guaranty or indemnity of Indebtedness of any Person by the Company or any Subsidiary becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable, provided that in each such case the Indebtedness exceeds in the aggregate U.S. $250,000 and in each case such event continues unremedied for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit); or

         (E) if the Company or any Subsidiary shall generally fail to pay its debts as such debts become due (except debts which the Company or such Subsidiary, as the case may be, may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

         (F) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within ninety (90) calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company); or

         (G) if the Company or any Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the laws of the Federal Bankruptcy Code or any similar applicable U.S. federal, state or foreign law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

         (H) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company or any Subsidiary under the Federal Bankruptcy Code or any other similar applicable U.S. federal, state or foreign law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of ninety (90) calendar days; or

         (I) if a warranty, representation or other statement made by or on behalf of the Company contained in the Trust Indenture, the Debentures or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made and (except where the Trustee shall have certified to the Company that it considers such falsity to be incapable of remedy; in which case no such notice or continuation as is hereinafter mentioned will be required) such falsity continues for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

         (J) if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S.$250,000 outstanding against the Company or any Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

12.      ENFORCEMENT

         The Trustee may at any time, at its discretion and with prior written notice to the Company take such proceedings against the Company as it may think fit to enforce the provisions of the Trust Indenture, the Debentures and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Indenture, the Debentures or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Debentureholders or so requested in writing by the Holders of at least one-quarter in principal amount of the outstanding Debentures, and (b) it shall have been indemnified to its satisfaction. No Debentureholder or Couponholder shall be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

13.      SUBSTITUTION

         The Trustee may, without the consent of the Debentureholders or Couponholders, agree with the Company to the substitution in place of the Company (or of any previous substitute under this Condition) as the principal debtor under the Debentures, the Coupons and the Trust Indenture of any Subsidiary or holding company (being a corporation holding (directly or indirectly) at least a majority of Conversion Shares having by the terms thereof ordinary voting power to elect a majority of the Board of Directors (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)) of the Company or any Subsidiary of such holding company, subject to (a) the Trustee being satisfied that the interests of the Debentureholders will not be materially prejudiced by the substitution and (b) certain other conditions set out in the Trust Indenture being complied with.

14.      REPLACEMENT OF DEBENTURES AND COUPONS

         Should any Debenture or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Replacement Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company and the Trustee may reasonably require. Mutilated or defaced
Debentures or Coupons must be surrendered before replacements will be issued.

15.      NOTICES

         (A) Notices to all the Debentureholders will be valid if published in two (2) Authorised Newspapers as provided in Section 1.08 of the Trust Indenture, one of which must be a newspaper of general circulation in Luxembourg, for so long as the Debentures are listed on the Luxembourg Stock Exchange (which is expected to be the LUXEMBURGER WORT) and the other is expected to be the FINANCIAL TIMES EUROPEAN EDITION. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

         (B) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Debentureholders in accordance with this Condition.

16.      MEETINGS OF DEBENTUREHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

         (A) The Trust Indenture contains provisions for convening meetings of the Debentureholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Indenture. The quorum at any meeting, or at any adjourned such meeting, for passing an Extraordinary Resolution will be one or more Persons present holding or representing 25% in principal amount of the Outstanding Debentures, except that for certain of the provisions of the Terms and Conditions of the Debentures (including Condition 8) and certain of the provisions of the Trust Indenture, the necessary quorum and vote required for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than the percentage set out in the Trust Indenture. An Extraordinary Resolution passed at any meeting of the Debentureholders will be binding on all Debentureholders, whether or not they are present at the meeting, and on all Couponholders.

         (B) As provided in the Trust Indenture, any action required by the Trust Indenture to be taken at any meeting may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by the Holders of the required percentage of the principal amount of the Outstanding Debentures that would be necessary to authorise or take such action at such meeting.

         (C) The Trust Indenture provides that, without the consent of each holder of an outstanding Debenture affected thereby, no amendment may, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, (ii) reduce the principal amount or the rate of interest on any Debenture, (iii) impair the right of any Holder of the Debentures to receive payment of principal of and interest on such Holder's Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Debentures, (iv) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions, (v) make any change in the provisions restricting the ability of the Company to incur Indebtedness that is senior in right of payment to the Debentures, (vi) make any Debenture payable in money other than that stated in such Debenture, or (vii) make any change that adversely affects the rights of any Debentureholder or amends the terms of the Debentures or the Trust Indenture in a way that would result in the loss of an exemption from any of the Taxes described under Condition 8 above.

         (D) The Trust Indenture also provides that, without the consent of any Holder of the Debentures, the Company and the Trustee may amend the Trust Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Trust Indenture, to add guarantees with respect to the Debentures, to secure the Debentures, to add to the covenants of the Company for the benefit of the Holders of the Debentures or to surrender any right or power conferred upon the Company.

         (E) The consent of the Holders of the Debentures is not necessary to approve the particular form of any proposed amendment, modification or Supplemental Indenture. It is sufficient if such consent approves the substance of the proposed amendment, modification or Supplemental Indenture.

         (F) After any amendment or Supplemental Indenture to the Trust Indenture or Debentures becomes effective, the Company will provide the Holders of the Debentures with a notice describing such amendment or Supplemental Indenture. A copy of any such amendment or Supplemental Indenture shall also be delivered to the Luxembourg Stock Exchange. The failure to give such notice to all Holders of such Debentures, or any defect therein, will not impair or affect the validity of the amendment or Supplemental Indenture.

         (G) Any modification, waiver or authorisation shall be binding on the Debentureholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Company to the Debentureholders as soon as practicable thereafter in accordance with Condition 15 and Section 1.08 of the Trust Indenture.

17.      DEFEASANCE

         The Company has the right to cause a legal defeasance or a covenant defeasance with respect to the Debentures, all as more fully set out in the Trust Indenture.

18.      INDEMNIFICATION OF THE TRUSTEE

         The Trust Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

19.      GOVERNING LAW

         The Trust Indenture, the Agency Agreement, the Debentures and the Coupons are governed by, and will be construed in accordance with, the laws of the State of New York.

                                 Form of Coupon

The form of Bearer Debenture printed will include interest coupons attached thereto for all remaining Interest Periods. Each coupon will be in the following form:

__________________________________________________________________________ _______________________________ _________________________

This Coupon is payable to bearer (subject to the Terms and Conditions        FIBERCHEM, INC.                                   [1]
endorsed on the Debenture to which this Coupon appertains, which shall
be binding upon the Holder of this Coupon whether or not this Coupon is                                        Coupon for
for the time being attached to such Debenture) at the specified offices of                                     U.S.$_____5
the Paying Agents set out on the reverse hereof (or any other or further     By:
Paying Agents or specified offices as may from time to time be notified          ......................... due on _________6
to the Debentureholders).  If the Debenture to which this Coupon             ....
appertains shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be
made in respect of it.                                                       By:
                                                                                 .........................
                                                                             ....
__________________________________________________________________________ _______________________________ _________________________


ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
________________________________________________________________________________


                           ---------------------------------

         (5)Blank will be completed setting out the interest payment that will due on the specified interest payment date.
         (6) The first coupon will set out the next occurring Interest Payment Date and additional coupons shall be prepared for all remaining interest periods.

                                GLOBAL DEBENTURE


         NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS DEBENTURE (THE "SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS DEBENTURE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE AND THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS FOLLOWS.

         PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         AFTER THE FIRST ANNIVERSARY AND PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE OF THIS DEBENTURE, THIS DEBENTURE MAY NOT BE SO TRANSFERRED OTHER THAN
(1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         IF THE HOLDER OF THIS DEBENTURE WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF ANY SUCH TRANSFER, THE FOREGOING CONDITIONS MUST BE COMPLIED WITH REGARDLESS OF WHEN SUCH TRANSFER IS MADE.

         NO HEDGING TRANSACTIONS INVOLVING THIS DEBENTURE OR THE SHARES MAY BE CONDUCTED, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.


                                 FIBERCHEM, INC.

                   12% SENIOR CONVERTIBLE DEBENTURES DUE 2002

                                GLOBAL DEBENTURE


         FiberChem, Inc., a Delaware corporation (hereinafter, the "Issuer," which term includes any successor corporation under the Trust Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Global Debenture (the "Global Debenture") the principal sum of [_______________] United States Dollars (U.S. $[_____________]) (the "Principal Amount") on July 26, 2002, and, to pay interest thereon from the date hereof, semi-annually in arrears on December 1 and June 1 in each year, commencing December 1, 2000, at the rate of 12% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or payment thereof is duly provided for; provided, however, that the Principal Amount payable upon presentation and surrender may be reduced from time to time in connection with conversions, redemptions, purchase and cancellations and similar events described in the Trust Indenture (as defined below), and such reductions shall be duly noted on Schedule A hereto (which is incorporated herein by this reference as if set out in full); and provided further that interest accruing after the date of a reduction in Principal Amount shall be calculated with reference to the new Principal Amount.

         This Global Debenture is one of a duly authorized issue of debentures designated as the 12% Senior Convertible Debentures Due 2002 (the "Debentures") of the Issuer issued and to be issued under the Trust Indenture dated as of July 28, 2000 (herein called the "Trust Indenture"), between the Issuer and The Bank of New York, as Trustee. It is a permanent security and is exchangeable in whole for definitive Bearer Debentures in bearer form, with interest coupons attached, upon the events specified in the Trust Indenture.

         Until exchanged in full for the definitive Bearer Debentures, this Global Debenture shall in all respects be ratably entitled to the same benefits under, and subject to the same Terms and Conditions of, the Trust Indenture as definitive Bearer Debentures authenticated and delivered thereunder.

         This Global Debenture, the definitive bearer Debentures and the Trust Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Global Debenture which are defined in the Trust Indenture shall have the respective meanings assigned to them in the Trust Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee or on behalf of the Trustee by the Authenticating Agent by manual signature of one of its authorized signatories, this Global Debenture shall not be entitled to any benefit under the Trust Indenture and shall not be valid or obligatory for any purpose.

                     TERMS AND CONDITIONS OF THE DEBENTURES


1.       FORM, DENOMINATION AND TITLE

         (A) The Debentures, which will initially be sold only outside the United States pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), will be in the form of a global bearer debenture without interest coupons (the "Global Debenture"), on deposit with The Bank of New York as common depository (the "Common Depository") and held on behalf of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the

Euroclear System ("Euroclear") and Clearstream, societe anonyme ("Clearstream") and credited to accounts designated by the Debentureholders, in principal amounts of U.S. $1,000 or integral multiples thereof. As provided in the Trust Indenture, under limited circumstances the Debentures may be issued in definitive bearer form ("Definitive Bearer Debentures"), serially numbered, in denominations of U.S. $1,000, $5,000 and $10,000 each with interest coupons ("Coupons") attached on issue.

         (B) Title to the Global Debenture will pass by transfer as described in the Trust Indenture. Title to the Definitive Bearer Debentures and to the Coupons will pass by delivery. The Company, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Definitive Bearer Debenture and the holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Definitive Bearer Debenture or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Definitive Bearer Debenture or Coupon or any notice of previous loss or theft of the Definitive Bearer Debenture or Coupon). "Debentureholder" and "Holder" means the bearer of any Definitive Bearer Debenture or Coupon (as the case may be) or beneficial owner of an interest in the Global Debenture.

         In addition to other legends required by the Securities Act, the Debentures and any Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code of 1986, as amended."

2.       STATUS

         The Debentures and any Coupons are direct, unconditional and unsecured obligations of the Company and rank and will rank junior to certain Secured Senior Indebtedness, PARI PASSU, without any preference among themselves and with any Designated Indebtedness. The Debentures and any Coupons will rank senior to all other future Indebtedness of the Company, except to the extent of Permitted Liens securing Indebtedness. The Debentures will not be secured by any assets or properties of the Company. "Secured Senior Indebtedness" is limited to Indebtedness incurred pursuant to that certain Accounts Receivable Purchase Agreement dated July 7, 2000, with Silicon Valley Financial Services, which Indebtedness may not at any time exceed $1,000,000. "Designated Senior Indebtedness", "Permitted Subsidiary Indebtedness" and "Permitted Liens" are defined in the Trust Indenture.

3.       COVENANTS

         Some, but not all, of the covenants contained in the Trust Indenture are as follows:

         (A) The Company will not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets substantially as an entirety to any Person, unless: (i) either (a) the Company shall be the surviving Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (1) shall be a Person organised and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia and (2) shall expressly assume, by a trust indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Debentures and the performance and observance of every covenant of the Trust Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction (and treating any

Indebtedness which becomes an obligation of the Company in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article Nine of the Trust Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         (B) Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01 of the Trust Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Trust Indenture with the same effect as if such successor Person had been named as the Company herein and therein, and in the event of any such conveyance or transfer, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under the Trust Indenture and the Debentures and the Company may be dissolved and liquidated.

         (C) The Company will not create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness that will rank (i) except for Secured Senior Indebtedness, senior in right of payment to the Debentures and any Coupons or (ii) except for Designated Indebtedness, PARI PASSU with the Debentures and Coupons, except to the extent of Permitted Liens securing Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume, guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness other than Permitted Subsidiary Indebtedness.

         (D) Except for Permitted Liens, the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien of any kind upon any properties of the Company or any of its Subsidiaries securing any Indebtedness (whether by agreement, by operation of law, or structurally by virtue of the identity of the obligor), unless the Debentures are equally and ratably secured or rank senior and prior in all respects to the Indebtedness secured by such Lien.

4.       INTEREST

         The Debentures bear interest from (and including) the Issue Date, at the rate of 12% per annum, payable in cash semi-annually in arrears on December 1 and June 1, in each year (each an "Interest Payment Date"), the first such payment to be made on December 1, 2000, in respect of the period from (and including) the Issue Date to (but excluding) December 1, 2000. There will be a short first coupon for the period from (and including) the Issue Date, to (but excluding) December 1, 2000, which will equal U.S. $42.00 per U.S. $1,000 principal amount of the Debentures. Payments of interest will equal U.S. $60.00 per U.S. $1,000 principal amount of the Debentures for each subsequent Interest Payment Date. Interest shall accrue on amounts in default at the Default Rate.

         Each Debenture will cease to bear interest (i) from its due date for redemption, or (ii) where the Conversion Right shall have been exercised by the Debentureholders or the Company elects to cause a Mandatory Conversion, from the Conversion Date, unless as to any of the foregoing upon due presentation, payment of the principal and interest in respect of the Debenture is improperly withheld or refused, the Conversion Shares are not timely issued or unless Default is otherwise made in respect of such payment, in which event interest shall continue to accrue at the Default Rate as provided in the Trust

Indenture.
       When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

5.       PAYMENTS AND PAYING AGENTS

         (A) All payments of principal and interest shall be made in U.S. dollars. Payment of principal in respect of each Debenture will only be made (i) in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream, or (ii) in the case of Definitive Bearer Debentures, against presentation and surrender (or, in the case of part payment only, endorsement), of the relevant Definitive Bearer Debenture at the specified office of any of the Paying Agents. Payments of interest due on the Definitive Bearer Debentures on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, at the specified office of any of the Paying Agents or, in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. Payments of additional interest will be made upon presentation of a Definitive Bearer Debenture to a Paying Agent, which Debenture will be stamped to reflect such payment, or in the case of the Global Debenture, to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. In the case of Definitive Bearer Debentures, all such payments will be made at the specified office of any Paying Agent, at the option of the holder, by U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee outside the U.S. and, in the case of the Global Debenture, by the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream, subject in all cases to any applicable laws and regulations.

         (B) Upon redemption of the Global Debenture, payment shall be made to the Principal Paying Agent for distribution to the Debentureholders in accordance with the terms of the Paying and Conversion Agreement and the practices of Euroclear and Clearstream. Each Definitive Bearer Debenture should be presented for redemption together (if applicable) with all unmatured Coupons relating to such Debenture, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that portion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner described above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupons at any time before the expiration of ten years after the Relevant Date in respect of the Debenture (whether or not such Coupon would otherwise have become void pursuant to Condition 10 (Prescription)), or, if later, five years after the date on which such Coupon would have become due, but not thereafter.

         (C) The Company agrees that so long as any of the Debentures are outstanding, it will maintain (i) a Paying Agent in a western European city for payments on the Debentures, (ii) so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, a Paying Agent and Conversion Agent in Luxembourg, (iii) Conversion Agents having specified offices in either London or New York and (iv) Paying Agents having specified offices in either London or New York. The Company has initially appointed The Bank of New York as Trustee, Principal Paying Agent, Principal Conversion Agent, Replacement Agent and Authenticating Agent, and Banque Internationale A Luxembourg, as Paying Agent and Conversion Agent. Subject to the foregoing and the terms of the Paying and Conversion Agreement and the Trust Indenture, the Company shall have the right to terminate any such appointments and/or to appoint any other agents in such other places as it may deem appropriate upon notice in accordance with Condition 15 (Notices).

         All monies paid by the Company to the Principal Paying Agent for the payment of principal or interest on any Debenture which remain unclaimed at the end of two (2) years after the principal on such Debenture will have become due and payable will be repaid to the Company (and upon such repayment, the obligations of the Principal Paying Agent shall cease) and the Holder of such Debenture or any Coupon appertaining thereto will thereafter have only the rights of a creditor of the Company as described in the Trust Indenture or such rights as may be otherwise provided by applicable law.

         A Holder shall be entitled to present a Definitive Bearer Debenture or Coupon for payment only on a Presentation Date.

         "Presentation Date" means the date on which a Definitive Bearer Debenture is presented by a Debentureholder for payment of principal or a Coupon is presented by the Couponholder for payment of interest, as the case may be, or if such date is not a Business Day, the next date which is a Business Day.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in Luxembourg, the city of New York, New York, and London, England are not authorised or obligated by law, regulation or executive order to close.

         When making payments to Debentureholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent.

6.       CONVERSION

         (A)      CONVERSION PERIOD, CONVERSION RATIO AND PRICE

         (i) Debentureholders have the right, subject as provided herein and to any applicable laws and regulations, to require the Company to convert all or any of their Debentures at their principal amount into shares (the "Conversion Shares") of common stock of the Company, U.S. $.0001 par value per share ("Common Stock") at any time during the Conversion Period referred to below. Upon conversion, the right of the converting Debentureholder to repayment of the principal amount of the Debenture to be converted shall be extinguished and released, and in consideration and in exchange therefor the Company shall allot and issue Conversion Shares credited as paid up in full as provided in this Condition 6. Subject to and upon compliance with the provisions of these Conditions, the Conversion Right attaching to any Debenture may be exercised, at any time after the Issue Date up to the close of business on the day two Business Days prior to the Maturity Date (but in no event thereafter) or, if such Debenture shall have been called for redemption pursuant to Condition 7(A) on the date up to and including two (2) Business Days prior to the date fixed for redemption thereof (the "Conversion Period").

         The number of Conversion Shares to be issued on conversion of a Debenture will be determined by dividing the principal amount of the Debenture to be converted by the Conversion Price (as defined below) in effect on the Conversion Date, with the result being rounded down to the nearest whole number. In addition, upon the conversion of any Debentures, a Debentureholder will also be entitled to receive an additional number of Conversion Shares calculated in accordance with Condition 6 (G).

         (ii) If more than one Debenture is converted at any one time by the same Holder, the number of Conversion

Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Debentures to be converted. Fractions of Conversion Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

         (iii) The price at which Conversion Shares will be issued upon conversion (the "Conversion Price") will initially be the lesser of (i) U.S. $0.30 per Conversion Share or (ii) the Adjusted Market Price, but such Conversion Price will be subject to adjustment in the manner provided in Conditions 6(C) and 6(F). The "Adjusted Market Price" shall equal 92% of the average of the Market Price of the Common Stock for the 20 consecutive Stock Exchange Business Days ending two Stock Exchange Business Days prior to the Conversion Date. "Market Price" shall be the closing bid price on the OTC for the Common Stock on the relevant Stock Exchange Business Day; provided, however, if the Common Stock is traded on an Alternative Stock Exchange then the "Market Price" shall be the closing bid price of the Common Stock on such Alternative Stock Exchange on any Stock Exchange Business Day. Notice of any adjustment of the Conversion Price shall be given in accordance with Condition 15 within ten
(10) Business Days of such adjustment.

         (iv) Notwithstanding the provisions of paragraph (i) of this Condition 6(A), if the Company shall default in making payment in full in respect of any Debenture which shall have been called for redemption prior to the Maturity Date, then from the Redemption Date, interest shall continue to accrue on such Debenture at the Default Rate and the Conversion Right attaching to such Debenture will continue to be exercisable up to, and including the close of business (at the place where the Debenture is deposited in connection with the exercise of the Conversion Right) on the date upon which the full amount of the monies payable in respect of such Debenture has been duly received by the Trustee or the Principal Paying Agent.

         (v) A Conversion Right may only be exercised in respect of an Authorised Denomination.

         (B)      PROCEDURE FOR CONVERSION

         (i) To exercise the Conversion Right attaching to any Definitive Bearer Debenture, the Holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Principal Conversion Agent or any of the other Conversion Agents, a notice of conversion (a "Conversion Notice") in the form for the time being currently obtainable from the office of each Conversion Agent specified in the Agency Agreement, together with the relevant Definitive Bearer Debenture and any amount to be paid by the Debentureholder pursuant to this Condition 6(B)(i). The holder of a beneficial interest in the Global Debenture need only provide a Conversion Notice and arrange for the delivery to a Conversion Agent of the beneficial interest being converted as provided in clause (ii) below. Such Conversion Notice shall be in the form attached to the Indenture and shall be provided by any Conversion Agent upon request.

         The Conversion Date must fall at a time when the Conversion Right attaching to that Debenture is expressed in these Conditions to be exercisable and will be deemed to be the date of the surrender of the Definitive Bearer Debenture (if applicable) and/or the delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable.

         Upon any conversion of a Debenture into Conversion Shares, the Company shall pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable in the U.S. or, if applicable, in the place of any

Alternative Stock Exchange, as the case may be, and the Debentureholder delivering a Debenture for conversion must pay any taxes and capital, stamp, issue and registration duties arising on conversion and duties payable to an entity located outside the U.S. or in the place of any Alternative Stock Exchange outside the U.S. The foregoing shall not apply to taxes in connection with any transfer of ownership of a Debenture.

         "Alternative Stock Exchange" means, other than OTC, any national or regional stock exchange or quotation service such as the Nasdaq National Market System or any similar quotation service, as may be agreed between the Company and the Lead Manager. Any Alternative Stock Exchange selected must be recognised by the Luxembourg Exchange otherwise the Debentures may be delisted from the Luxembourg Exchange.

         (ii)     As soon as practicable, and in any event not later than three
(3) Stock Exchange Business Days after either the Company's receipt of a completed Conversion Notice or, if conversion is occurring as a result of a mandatory conversion, the Conversion Date, the Company will cause the person or persons designated for that purpose in the Conversion Notice or otherwise to be registered as holder(s) of the relevant number of Conversion Shares, which will include any Conversion Shares issued in accordance with Condition 6(G), and will make a certificate or certificates for the relevant Conversion Shares available for collection at the Company's principal office which is currently in Las Vegas, Nevada or at the Company's transfer agent in Denver, Colorado, or, if so requested in the relevant Conversion Notice, will deliver such certificate or certificates to the person at the place specified in the Conversion Notice, at the risk of the Debentureholder, together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof. If the Company fails to timely satisfy its obligations as provided in this Condition 6(B)(ii), then within two Stock Exchange Business Days after the expiration of such 3 day period, the Company shall pay to the Debentureholder(s) entitled to Conversion Shares a cash payment equal to 1% of the principal amount of Debentures being converted. An additional 1% cash payment will be paid for each additional three (3) day period commencing after the expiration of the relevant 3 day period during which the Company has not complied with its obligations as provided in this condition 6(B)(ii).

         (iii) The person or persons specified for that purpose will be deemed for all purposes to be the holder of record of the number of Conversion Shares issuable upon conversion with effect from the Conversion Date. The Conversion Shares issued upon conversion of the Debentures will in all respects rank pari passu with the issued and outstanding shares of Common Stock issued on the relevant Conversion Date except for any right excluded by mandatory provisions of applicable law. A holder of Conversion Shares issued on conversion of Debentures shall not be entitled to any shareholder rights for any record date which precedes the relevant Conversion Date.

         (iv) Subject to Condition 4, all accrued and unpaid interest due upon the conversion of the Debentures (whether as a result of an election by the Debentureholder, or the Company pursuant to its right to cause Mandatory Conversion) shall be paid to or on behalf of the Debentureholder by the Company not later than fourteen (14) calendar days after the relevant Conversion Date by a U.S. dollar cheque, or by transfer to a U.S. dollar account maintained by the payee in accordance with instructions given by the relevant Debentureholder.

         (v) The Conversion Shares shall be traded on the OTC but shall not be listed on the Luxembourg Stock Exchange.

         (C)      ADJUSTMENTS IN CONVERSION PRICE

         As provided in the Trust Indenture, the Conversion Price is subject to adjustment upon the occurrence of certain events, including: (i) stock dividends and certain other distributions; (ii) the subdivision, combination or reclassification of outstanding shares of Common Stock; (iii) the issuance to all stockholders of the Company of rights or warrants to acquire shares of Common Stock at a price less than the Market Price for the Common Stock; (iv) the issuance of Common Stock at a price less than the Market Price, other than issuances pursuant to conversion of the Debentures, any issuances pursuant to the conversion of issued and outstanding preferred stock (including conversions related to FiberChem's outstanding preferred stock even if the conversion ratio of such stock is increased from 10 to 1 to 75 to 1), and the conversion or exercise of all other currently outstanding options, warrants, or outstanding indebtedness of the Company, or any warrants issued pursuant to the Offering or in connection with any plan adopted by the Company for the purchase of stock in connection with any employee compensation or benefit plan of the Company or any of its Subsidiaries, whether now in effect or hereafter created or amended; and
(v) the distribution to all holders of Common Stock or debt securities of the Company or of assets or rights or warrants to purchase securities of the Company (excluding those rights and warrants referred to above and cash dividends or distributions from current or retained earnings). The Company may at any time or from time to time reduce the Conversion Price temporarily or permanently as to all or any Debentures outstanding. The Company shall cause written notice of any adjustment to the Conversion Price of all the Debentures pursuant to this Condition 6(C) to be given to the Trustee, the Paying Agents, the Conversion Agents and the Holders of the Debentures in accordance with Section 1.08 of the Trust Indenture, and will publish such notice in two (2) Authorised Newspapers, one of which is required to be a general leading daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. The Company will notify the Luxembourg Stock Exchange upon any adjustment to the Conversion Price of all the Debentures.

         No adjustment will be made where such adjustment would be less than five percent (5%) of the Conversion Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Conversion Price, if not an integral multiple of one cent shall be rounded up to the nearest one cent.

         The Conversion Price may not be reduced so that, on conversion of Debentures, Conversion Shares would be issued for an amount less than their current par value.

         Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the reasonable opinion of the Company's Board of Directors the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Board of Directors to be in their reasonable opinion appropriate in order to give such intended result.

         (D)      CONSOLIDATION, AMALGAMATION OR MERGER

         In the case of any consolidation, amalgamation or merger of the Company with any other Person (other than a consolidation, amalgamation or merger in which the Company is the continuing Person), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Luxembourg Stock Exchange in accordance with its applicable requirements and the Debentureholders of such event in accordance with Section 1.08 of the Trust Indenture and (so far as legally possible) cause the Person resulting from such consolidation, amalgamation or merger or the Person which shall have acquired such assets, as the case may be, to execute a trust indenture supplemental to the Trust Indenture to ensure that the Holder of each outstanding Debenture will have the right (during the period in which such Debenture shall be convertible) to convert such Debenture into the class and amount of shares of Common Stock and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a Holder of the number of shares of Common Stock which would have become liable to be issued upon conversion of such Debenture immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. The above provisions of this Condition 6(D) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

         (E)      MANDATORY CONVERSION

         At any time after the Company has complied with its registration obligations as provided for in the Registration Rights Agreement, provided the average Market Price of the Common Stock during any twenty (20) consecutive trading day period and on the date the conversion notice is sent is equal to or greater than $0.42, the Company may at its option elect within thirty (30) days of having satisfied the foregoing criteria, to cause the Debentures to be converted, in whole but not in part, into Conversion Shares at the then applicable Conversion Price. The Debentureholders shall be notified of such election by being given not less than twenty (20) calendar days' notice to the Debentureholders in accordance with Section 1.08 of the Trust Indenture (which notice shall be irrevocable) by publication in two (2) Authorised Newspapers, one of which is required to be a general leading daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. Upon any such mandatory conversion, payment will be made by the Company for all interest accrued prior to the Conversion Date. The Company shall notify the Luxembourg Stock Exchange of any such mandatory conversion and confirm that all such Debentures have been converted.

         (F)      REGISTRATION RIGHTS

                  (i) Pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of July 28, 2000, by and among the Company and the Trustee for the benefit of the Debentureholders, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the "Commission") in respect of the resale of the Conversion Shares. In accordance with the terms and conditions of the Registration Rights Agreement, the Company will (i) use its best efforts to cause the Commission to declare effective the registration statement contemplated in the foregoing sentence within three months of the Issue Date and (ii) use its best efforts to maintain the effectiveness of such registration statement until all Conversion Shares that may be issued have been issued. In the event that the Commission does not declare such registration statement effective within four months of the Issue Date, holders of the Debentures will be entitled to convert their Debentures at a discount (the "Registration Default Discount") of 2% from the then applicable Conversion Price and thereafter, commencing on the fifth month from the Issue Date, an additional 5% discount for each month or portion thereof that the registration statement is not declared effective. The Registration Default Discount shall be permanent and shall not be affected by the subsequent effectiveness of the registration statement. All discounts under this Condition 6(F) will be in addition to, and not in lieu of, any other discounts or adjustments applicable to the Conversion Price under the terms of the Debentures.

                  (ii) In addition, if prior to the date the Company satisfies its obligations under the Registration Rights Agreement and for a period of 60 days after it satisfies such obligations, the Company issues any Common Stock or Common Stock Equivalents at a price or having a conversion price less than the then applicable Conversion Price, the applicable Conversion Price shall be adjusted downward only to equal 95% of the price or conversion price attributable to the Common Stock or Common Stock Equivalents. To the extent any issuance of securities causes an adjustment under this Condition 6(F)(ii) and could also provide for an adjustment under Condition 6(C), the only adjustment resulting from such issuance shall occur solely under this Condition 6(F)(ii).

         (G) Upon the conversion of any Debentures, either upon the election of the Debentureholder or the Company, the Debentureholders will be entitled to receive, at no additional cost, an additional number of Conversion Shares equal to the product of (i) the number of Conversion Shares being issued to such Debentureholder multiplied by (ii) 0.26. The additional shares issued in accordance with this Condition 6(G) will be part of the total number of Conversion Shares to be issued and will be included in the certificate delivered in accordance with Condition 6(B)(ii) above.


         (H) As provided in the Debentures, the Conversion Price is subject to reduction in a number of different circumstances. The Conversion Price to be used in connection with the conversion of any Debentures will be calculated on the applicable date as follows. The initial Conversion Price will first be calculated using the formula set out in Condition 6(A)(iii). Thereafter, the Conversion Price shall be adjusted downward to give effect to any reductions as provided for in Conditions 6(C) and 6(F), with each such reduction given full effect before the next adjustment is applied. At the request of any Debentureholder or the Lead Manager, the Company shall promptly provide the requesting party with a calculation of the current applicable Conversion Price. Such calculation shall be sent to the requesting Debentureholder by means of a certificate signed by the Company's Chief Financial Officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

7.       REDEMPTION AND PURCHASE

         (A) Unless previously redeemed, converted or purchased and canceled as provided herein, the Company will redeem the Debentures at their principal amount on July 26, 2002; PROVIDED, HOWEVER, that at any time on giving notice in accordance with Condition 15 and the procedures set out in the Trust Indenture, the Company may redeem all of the Debentures outstanding at such time at their principal amount, together with interest accrued to the Redemption Date, in the event that prior to the date of such notice, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) have been effected in respect of eighty-five percent (85%) or more in principal amount of the Debentures. The Company shall notify the Luxembourg Stock Exchange upon any such redemption.

         (B) Subject to applicable law, the Company or any of its Subsidiaries may at any time purchase Debentures together, in the case of Definitive Bearer Debentures, with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Debentureholders alike. Debentures purchased by the Company or any of its Subsidiaries will forthwith be surrendered for cancellation and shall no longer be deemed Outstanding.

         (C) All Debentures that are redeemed by the Company will forthwith be canceled (together with all related unmatured Coupons attached to or surrendered with the Debentures) and may not be reissued or resold.

8.       TAXATION

         All payments in respect of the Debentures by the Company shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Debentureholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Debentures or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Debenture or Coupon:

         (A) to, or to a third party on behalf of, a Holder who is liable for the Taxes in respect of the Debenture or Coupon by reason of such Holder having some connection with the U.S. other than the mere holding of the Debenture or Coupon or the receipt of payments made in connection therewith; or

         (B) presented for payment more than thirty (30) calendar days after the Relevant Date except to the extent that a Holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of thirty (30) calendar days.

         Any reference in these Terms and Conditions to any amounts in respect of the Debentures shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Indenture.

9.       ADDITIONAL COVENANTS

         While any Conversion Right remains exercisable, the Company will, save with the consent of the Holders as contemplated pursuant to Condition 16 or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Debentureholders to give such approval:

         (A) at all times keep available for issuance free from any pre-emptive rights out of its authorised but unissued capital such number of Conversion Shares as would enable the Conversion Rights, the rights for additional shares as set forth in Condition 6(G), and all other rights of subscription and exchange for and conversion into Conversion Shares to be satisfied in full;

         (B) maintain a quotation for all the issued Conversion Shares on OTC, it being understood that if the Company is unable to obtain or maintain such quotation of Conversion Shares, to obtain and maintain a listing or quotation for all the Conversion Shares issued on the exercise of the Conversion Rights on such Alternative Stock Exchange as the Company may from time to time with the written consent of the Lead Manager determine and will forthwith give notice to the Debentureholders in accordance with Section 1.08 of the Trust Indenture of the listing, de-listing or quotation or lack of quotation of the Conversion Shares (as a class) by any such Alternative Stock Exchange;

         (C) use all reasonable efforts to maintain a listing of the Debentures on the Luxembourg Stock Exchange or an Alternative Stock Exchange; and

         (D) not adopt any amendment to its Certificate of Incorporation that would modify the rights attaching to the Common Stock.

10.      PRESCRIPTION

         Debentures and Coupons will become void unless presented for payment within periods of ten (10) years (in the case of principal) and five (5) years (in the case of interest) from the Relevant Date in respect of the Debentures or the Coupons, as the case may be, subject to the provisions of Condition 5.

11.      EVENTS OF DEFAULT

         The Trustee at its discretion may, and if so requested in writing by the Holders of at least one-quarter in principal amount of the Debentures then outstanding or if so directed by an Extraordinary Resolution of the Debentureholders shall give notice to the Company that the Debentures are, and they shall accordingly thereby forthwith become, immediately due and payable at their principal amount together with accrued interest (as provided in the Trust Indenture) if any of the following events (each an "Event of Default") shall have occurred (unless (i) such events are expressly permitted or contemplated by the Trust Indenture or (ii) such Event of Default has been remedied to the satisfaction of the Trustee):

         (A) if the Company defaults in the payment of the principal of (or premium, if any, on) any Debenture as and when it shall become due and payable at its Maturity, upon redemption, by declaration or otherwise; or

         (B) if the Company defaults in the payment of any interest upon any Debenture, or any related Coupon, when such interest or Coupon becomes due and payable, and the continuance of such default for a period of 5 days; or

         (C) if the Company fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Debentures or the Trust Indenture and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

         (D) if (i) any other Indebtedness of the Company or any Subsidiary becomes due and payable prior to its Stated Maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness of the Company or any Subsidiary is not paid when due or, as the case may be, within any applicable grace period or (iii) the Company or any Subsidiary fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company or any Subsidiary for any Indebtedness of any Person or any guaranty or indemnity of Indebtedness of any Person by the Company or any Subsidiary becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable, provided that in each such case the Indebtedness exceeds in the aggregate U.S. $250,000 and in each case such event continues unremedied for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit); or

         (E) if the Company or any Subsidiary shall generally fail to pay its debts as such debts become due (except debts which the Company or such Subsidiary, as the case may be, may contest in good faith generally) or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

         (F) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases is not paid out or discharged within ninety (90) calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company); or

         (G) if the Company or any Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the laws of the Federal Bankruptcy Code or any similar applicable U.S. federal, state or foreign law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

         (H) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company or any Subsidiary under the Federal Bankruptcy Code or any other similar applicable U.S. federal, state or foreign law, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any Subsidiary or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of ninety (90) calendar days; or

         (I) if a warranty, representation or other statement made by or on behalf of the Company contained in the Trust Indenture, the Debentures or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made and (except where the Trustee shall have certified to the Company that it considers such falsity to be incapable of remedy; in which case no such notice or continuation as is hereinafter mentioned will be required) such falsity continues for a period of thirty (30) calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company of notice requiring the same to be remedied; or

         (J) if there is any final judgment or judgments for the payment of money exceeding in the aggregate U.S.$250,000 outstanding against the Company or any Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

12.      ENFORCEMENT

         The Trustee may at any time, at its discretion and with prior written notice to the Company take such proceedings against the Company as it may think fit to enforce the provisions of the Trust Indenture, the Debentures and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Indenture, the Debentures or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Debentureholders or so requested in writing by the Holders of at least one-quarter in principal amount of the outstanding Debentures, and (b) it shall have been indemnified to its satisfaction. No Debentureholder or Couponholder shall be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

13.      SUBSTITUTION

         The Trustee may, without the consent of the Debentureholders or Couponholders, agree with the Company to the substitution in place of the Company (or of any previous substitute under this Condition) as the principal debtor under the Debentures, the Coupons and the Trust Indenture of any Subsidiary or holding company (being a corporation holding (directly or indirectly) at least a majority of Conversion Shares having by the terms thereof ordinary voting power to elect a majority of the Board of Directors (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)) of the Company or any Subsidiary of such holding company, subject to (a) the Trustee being satisfied that the interests of the Debentureholders will not be materially prejudiced by the substitution and (b) certain other conditions set out in the Trust Indenture being complied with.

14.      REPLACEMENT OF DEBENTURES AND COUPONS

         Should any Debenture or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Replacement Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company and the Trustee may reasonably require. Mutilated or defaced
Debentures or Coupons must be surrendered before replacements will be issued.

15.      NOTICES

         (A) Notices to all the Debentureholders will be valid if published in two (2) Authorised Newspapers as provided in Section 1.08 of the Trust Indenture, one of which must be a newspaper of general circulation in Luxembourg, for so long as the Debentures are listed on the Luxembourg Stock Exchange (which is expected to be the LUXEMBURGER WORT) and the other is expected to be the FINANCIAL TIMES EUROPEAN EDITION. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

         (B) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Debentureholders in accordance with this Condition.

16.      MEETINGS OF DEBENTUREHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

         (A) The Trust Indenture contains provisions for convening meetings of the Debentureholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Indenture. The quorum at any meeting, or at any adjourned such meeting, for passing an Extraordinary Resolution will be one or more Persons present holding or representing 25% in principal amount of the Outstanding Debentures, except that for certain of the provisions of the Terms and Conditions of the Debentures (including Condition 8) and certain of the provisions of the Trust Indenture, the necessary quorum and vote required for passing an Extraordinary Resolution will be one or more Persons present holding or representing not less than the percentage set out in the Trust Indenture. An Extraordinary Resolution passed at any meeting of the Debentureholders will be binding on all Debentureholders, whether or not they are present at the meeting, and on all Couponholders.

         (B) As provided in the Trust Indenture, any action required by the Trust Indenture to be taken at any meeting may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by the Holders of the required percentage of the principal amount of the Outstanding Debentures that would be necessary to authorise or take such action at such meeting.

         (C) The Trust Indenture provides that, without the consent of each holder of an outstanding Debenture affected thereby, no amendment may, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, (ii) reduce the principal amount or the rate of interest on any Debenture, (iii) impair the right of any Holder of the Debentures to receive payment of principal of and interest on such Holder's Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Debentures, (iv) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions, (v) make any change in the provisions restricting the ability of the Company to incur Indebtedness that is senior in right of payment to the Debentures, (vi) make any Debenture payable in money other than that stated in such Debenture, or (vii) make any change that adversely affects the rights of any Debentureholder or amends the terms of the Debentures or the Trust Indenture in a way that would result in the loss of an exemption from any of the Taxes described under Condition 8 above.

         (D) The Trust Indenture also provides that, without the consent of any Holder of the Debentures, the Company and the Trustee may amend the Trust Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Trust Indenture, to add guarantees with respect to the Debentures, to secure the Debentures, to add to the covenants of the Company for the benefit of the Holders of the Debentures or to surrender any right or power conferred upon the Company.

         (E) The consent of the Holders of the Debentures is not necessary to approve the particular form of any proposed amendment, modification or Supplemental Indenture. It is sufficient if such consent approves the substance of the proposed amendment, modification or Supplemental Indenture.

         (F) After any amendment or Supplemental Indenture to the Trust Indenture or Debentures becomes effective, the Company will provide the Holders of the Debentures with a notice describing such amendment or Supplemental Indenture. A copy of any such amendment or Supplemental Indenture shall also be delivered to the Luxembourg Stock Exchange. The failure to give such notice to all Holders of such Debentures, or any defect therein, will not impair or affect the validity of the amendment or Supplemental Indenture.

         (G) Any modification, waiver or authorisation shall be binding on the Debentureholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Company to the Debentureholders as soon as practicable thereafter in accordance with Condition 15 and Section 1.08 of the Trust Indenture.

17.      DEFEASANCE

         The Company has the right to cause a legal defeasance or a covenant defeasance with respect to the Debentures, all as more fully set out in the Trust Indenture.

18.      INDEMNIFICATION OF THE TRUSTEE

         The Trust Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

19.      GOVERNING LAW

         The Trust Indenture, the Agency Agreement, the Debentures and the Coupons are governed by, and will be construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Issuer has caused this Global Debenture to be duly executed in its corporate name by the manual or facsimile signatures of the undersigned duly authorized officers of the Issuer.

    Dated as of July __, 2000.


                                          FIBERCHEM, INC.


                                                      By:  _____________________
                                          Name:    _____________________
                                          Title    _____________________

    [Corporate Seal]

    ATTEST:


         By:  ___________________
              __________ Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This Global Debenture is one of the Debentures referred to in the within mentioned Trust Indenture.

                                            The Bank of New York
                                            as Trustee


                                                By:   __________________________
                                                            Authorised Signatory

                                   SCHEDULE A

                    PRINCIPAL AMOUNT OF THIS GLOBAL DEBENTURE

    The aggregate principal amount of this Global Debenture is as shown by the latest entry made by or on behalf of the Principal Paying Agent in the fourth column below. Reductions in the outstanding principal amount of this Global Debenture following redemption, conversion into shares of Common Stock, or the purchase and cancellation of Debentures are entered in the second and third columns below.


__________________ _______________________ _________________ ______________________________ ________________________________________
                                                                                                       NOTATION MADE BY OR ON
                            REASON FOR                                   OUTSTANDING                BEHALF OF THE PRINCIPAL
                         CHANGE IN THE                           PRINCIPAL AMOUNT OF THE          PAYING AGENT (OTHER THAN IN
                          OUTSTANDING               AMOUNT           GLOBAL DEBENTURE                RESPECT OF THE INITIAL
         DATE          PRINCIPAL AMOUNT           OF SUCH         FOLLOWING SUCH CHANGE                 PRINCIPAL AMOUNT
                        OF THIS GLOBAL            CHANGE
                          DEBENTURE(7)
__________________ _______________________ _________________ ______________________________ ________________________________________
    [_______,          Not applicable              Not                [$_________]                      Not applicable
    2000]                                      applicable
__________________ _______________________ _________________ ______________________________ ________________________________________

__________________ _______________________ _________________ ______________________________ ________________________________________

__________________ _______________________ _________________ ______________________________ ________________________________________

__________________ _______________________ _________________ ______________________________ ________________________________________

__________________ _______________________ _________________ ______________________________ ________________________________________

__________________ _______________________ _________________ ______________________________ ________________________________________

__________________ _______________________ _________________ ______________________________ ________________________________________


                             ----------------------

         (7) State whether the reduction or adjustment results from (1) conversion of interests in the Debenture into shares of Common Stock, (2) partial redemption of the Debenture, or (3) the purchase and cancellation of interests in the Debenture.

                                   SCHEDULE B

              INTEREST PAYMENTS IN RESPECT OF THIS GLOBAL DEBENTURE

    The following payments of interest in respect of this Global Debenture have been made:


_______________________ __________________________ __________________________________ ___________________________________________
                                   AMOUNT OF                                                       NOTATION MADE BY OR ON
          DATE MADE          INTEREST DUE AND              AMOUNT OF INTEREST PAID           BEHALF OF THE PRINCIPAL PAYING
                                  PAYABLE                                                                 AGENT
_______________________ __________________________ __________________________________ ___________________________________________
_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

_______________________ __________________________ __________________________________ ___________________________________________

                                    EXHIBIT C

                          ANNUAL REPORTING CERTIFICATE


    To: [Trustee]

       THAT, the undersigned duly elected and authorized Chief Financial Officer of FiberChem, Inc. a Delaware corporation (the "Company"), in compliance with the Trust Indenture dated as of [____________] (the "Indenture") does hereby certify that:

                  (a) attached hereto is a copy of the Annual Report on Form 10-K for the fiscal year ending September 30,___________.

                  (b) to the knowledge of the Company, no Default or Event of Default with respect to any of the Debentures has occurred and is continuing as of the date of this Certificate.

                  (c) As of the date hereof, the Company is in compliance with the requirements of the Indenture and the Debentures.

       All terms used and not otherwise defined herein shall have their respective meanings as set forth in the Indenture.

    DATE:  _______________

                                                              __________________
                                        Chief Financial Officer

                                    EXHIBIT D
                       DEBENTUREHOLDER'S CONVERSION NOTICE

                              [___________________]

                                   DEBENTURES


    To:  [Conversion Agent]

         The undersigned Holder of the12% Senior Debentures (the "Debentures") in the aggregate principal amount of U.S.$________________ tendered herewith hereby irrevocably exercises the option to convert such Debenture(s) into shares of Common Stock (this and other capitalised terms used but not defined herein have the meanings ascribed to such terms in the Trust Indenture dated as of [_____________], 2000 (the "Indenture")) in accordance with the terms of the Indenture and directs that the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the undersigned in the name and at the address set forth below.

         Provided the Conversion Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned Holder (and any Person to which the Conversion Shares are to be issued other than the undersigned Holder) hereby certifies to the Company that it:

         (1) either (i) is not a "U.S. person" (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act")), and is not acquiring the Conversion Shares for the account or benefit of any U.S. person or (ii) is acquiring the Conversion Shares in a transaction exempt from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act if applicable;

         (2) acknowledges that the Conversion Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except as permitted below;

         (3) understands and agrees that within two years after the date of original issuance of the Debentures or within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, the Conversion Shares may be resold, pledged or transferred only (i) to the Company, (ii) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rules 901 through 905 of Regulation S under the Securities Act, (iii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

         (4) understands and agrees that hedging transactions in the Conversion Shares are prohibited by Regulation S, unless permitted by the Securities Act; and

         (5) understands that the certificates representing the Conversion Shares will bear a restrictive legend describing the foregoing restrictions, unless otherwise agreed by the Company.

         If the Conversion Shares are to be issued in the name of a Person other than the undersigned, the undersigned Holder will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

         All terms used and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

    DATE:  _______________

                                        ___________________________
                                        Name of Holder

                                        ___________________________
                                        Signature(s) of Holder


    Name(s) for Registration
    of Share Certificates (if
    different than Holder):                   ___________________________


                                        ___________________________
                                        Signature(s) of such Person


    Address for Delivery
    of Share Certificates               ___________________________

                                        ___________________________

                                        ___________________________

                                        ___________________________

                                    EXHIBIT E
                             DESIGNATED INDEBTEDNESS



1. 8% Senior Notes due February 15, 2002; $172,000 outstanding as of June 30 and July 27, 2000

2. Secured Senior Indebtedness as described in this Indenture; no balance outstanding as of June 30 and July 27, 2000.

3.       Loans from Officers, Directors and Affiliates:

         Privatbank Vermag AG; five 8% Notes, $50,000 each; due July 15, 2002, extended to September 29, 2000

         Walter Haemmerli; 9% Convertible Note due July 26, 2000; $50,000

         G & G Diagnostics, LP II; 9% Convertible Note due July 26, 2002;
         $25,000

         G & G Diagnostics, LP II; 9% Convertible Note due July 26, 2002;
         $25,000

         Melvin W. Pelley; 9% Convertible Note due July 27, 2002; $25,000

         Melvin W. Pelley; 9% Convertible Note due September 28, 2002; $40,000

         Melvin W. Pelley; 12% Convertible Note due January 11, 2003; $200,000


4. Entrenet Group, LLC; 10% subordinated convertible note due April 11, 2001; $126,500; effective upon consummation of the Arrangement Agreement, July 27, 2000

5. Indebtedness incurred in connection with the issuance of the Convertible Preferred Stock of the Company, which Preferred Stock is more fully described in the Placing Agreement of even date herewith by and between the Company and the Agent.

6. $650,000 of Indebtedness reflected by that certain 12% Senior Convertible Note issued by the Company and dated on or about July 28, 2000.

7. Additional Indebtedness, which in the aggregate and when included with the Indebtedness represented by the Debentures, and the Indebtedness represented by the instruments referenced in paragraphs 5 and 6 above does not exceed $5 million, provided such additional Indebtedness has on the whole terms no more favorable to the holders of such Indebtedness as the terms of the Debentures or the Senior Convertible Note referenced in paragraph 6 above. Through August [14], such additional Indebtedness may only be placed using the assistance of the Agent or a Person approved in writing by Agent.

                                    EXHIBIT F
                        PERMITTED SUBSIDIARY INDEBTEDNESS



    FCI ENVIRONMENTAL, INC.:


         Indebtedness under Accounts Receivable Purchase Agreement dated July 7, 1998, (Silicon Valley Bank) and any extension or renewal thereof. No balance outstanding as of June 30 and July 27, 2000. This Indebtedness is also referenced on Exhibit E as the Senior Secured Indebtedness

         Deutsche Financial Services; Financing lease agreement; telephone equipment at Carrollton, Texas; 48 monthly payments of $1,245.80 beginning May 2000


    INTREX DATA COMMUNICATIONS CORP:


         Advances to and expenses paid on behalf of Intrex by Intrex officers, directors and affiliates; $360,985 at December 31, 1999.

         Harvard Property (Metrocrest) LP; Commercial lease agreement for facilities Carrollton, Texas; 24 monthly rental payments of $5,812.12 beginning April 2000